 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-249223
PROSPECTUS
CONX Corp.
$750,000,000 75,000,000 Units

    CONX Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the technology, media and telecommunications industry, including the wireless communications industry.

    This is an initial public offering of our securities. Each unit has an offering price of  $10.00 and consists of one share of Class A common stock and one fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. The underwriter has a 45-day option from the date of this prospectus to purchase up to 11,250,000 additional units to cover over-allotments, if any.

    We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest (less amounts released to us to pay our taxes) divided by the number of then outstanding shares of Class A common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations and on the conditions described herein. If we do not complete our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

    Our sponsor, nXgen Opportunities, LLC has committed to purchase an aggregate of up to 11,333,333 private placement warrants (or up to 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of  $1.50 per warrant, or $17,000,000 in the aggregate (or $19,250,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering.

    Our sponsor currently owns an aggregate of 21,562,500 shares of Class B common stock (up to 2,812,500 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised), which we refer to collectively as the founder shares. The founder shares will automatically convert into shares of Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to the adjustments described herein. Prior to our initial business combination, only holders of our founder shares will be entitled to vote on the appointment of directors. On any other matter submitted to a vote of our stockholders, holders of the founder shares and holders of shares of Class A common stock will vote together as a single class, except as required by law or applicable stock exchange rules then in effect.

    Currently, there is no public market for our units, Class A common stock or warrants. We have been approved to list our units on The Nasdaq Capital Market, or Nasdaq, under the symbol “CONXU” on or promptly after the date of this prospectus. We expect the shares of Class A common stock and warrants comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “CONX” and “CONXW,” respectively.

   We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 32 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

    Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$750,000,000
Underwriting discounts and commissions (1)	$0.55	$41,250,000
Proceeds, before expenses, to us	$9.45	$708,750,000

(1)
$0.20 per unit, or $15,000,000 in the aggregate (or $17,250,000 if the underwriter’s over-allotment option is exercised in full), is payable upon the closing of this offering. Includes $0.35 per unit, or $26,250,000 in the aggregate (or up to $30,187,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) payable to the underwriter as deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriter only upon the completion of an initial business combination. See also “Underwriting” for a description of compensation and other items of value payable to the underwriter.

    Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $750,000,000, or $862,500,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $15,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $17,250,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of  $2,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about November 3, 2020.
Deutsche Bank Securities
October 29, 2020.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
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“we,” “us,” “our,” “company” or “our company” are to CONX Corp., a Nevada corporation;

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“common stock” are to our Class A common stock and our Class B common stock;

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“directors” are to our directors and director nominees;

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"founder" is to Charles W. Ergen;

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“founder shares” are to shares of Class B common stock initially purchased by our founder in a private placement prior to this offering and the shares of Class A common stock that will be issued upon the automatic conversion of shares of Class B common stock at the time of our initial business combination as described herein;

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"independent director shares" are to restricted shares of Class A common stock granted or to be granted to our independent directors;

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“initial stockholders” are to holders of our founder shares prior to this offering;

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“management” or our “management team” are to our executive officers and directors;

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“NRS” refers to the Nevada Revised Statutes as the same may be amended from time to time;

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“public shares” are to shares of Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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“public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” will only exist with respect to such public shares;

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“private placement warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of this offering; and

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“sponsor” is to nXgen Opportunities,LLC, which is an affiliate of our founder.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.
General
We are a newly-organized blank check company incorporated on August 26, 2020 as a Nevada corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the technology, media and telecommunications (“TMT”) industry, including the wireless communications industry.
Our founder and Chairman, Charles W. Ergen, is one of the most prominent and respected figures in the TMT industry with extensive experience in founding and growing multi-billion dollar companies to deliver shareholder value and a track record of executing transformative transactions. He has received numerous accolades for his career as an entrepreneur, including being among the 2012 class of inductees into the Consumer Electronics Hall of Fame and one of Barron’s “World’s Best CEOs” and listed among Forbes “Top 10 CEOs” in 2007. Instrumental in the fight to allow American consumers access to local channels via satellite, he helped secure the passage of the Satellite Home Viewer Improvement Act in 1999 and was co-founder of the Satellite Broadcasting Communications Association. Mr. Ergen has been Chairman of the board of directors of DISH Network Corporation, or DISH, since its formation. Mr. Ergen also serves as executive Chairman and Chairman of the board of directors of EchoStar Corporation, or EchoStar.
Mr. Ergen has proven his leadership, vision, innovation and deal-making abilities throughout his career and created significant shareholder value through organic growth as well as several high-profile transactions:
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Since he co-founded DISH in 1980, Mr. Ergen has built DISH into the nation’s fourth largest live-linear television programming provider, while delivering additional shareholder value through the spin-off of DISH’s technology and set-top box business into a separate publicly-traded company, EchoStar, in 2008. He has been the force behind DISH’s and EchoStar’s growth trajectory, resulting in long-term trust and relationships with investors and the financial community. Mr. Ergen has led DISH and EchoStar through economic cycles, driving growth through organic means and transformative acquisitions.

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Mr. Ergen has a track record of disrupting the TMT industry through constant innovation, competitive pricing and pioneering investment strategies, including his early focus on wireless offerings and acquisitions of wireless spectrum assets. Since 2008, DISH has invested over $26 billion in wireless spectrum assets (inclusive of capitalized interest). Mr. Ergen’s vision and understanding of key trends have positioned his companies to remain ahead of industry trends and technological evolution.

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Mr. Ergen is a visionary business figure in the TMT industry known for his outstanding capability as an operator, leader and innovator. His track record of entrepreneurship, management and ability to evaluate and consummate landmark transactions over a career of more than 40 years have earned him prominence and recognition in the sector. Most recently, he led DISH’s acquisition of Sprint Corporation’s Boost Mobile business and related assets. The transaction was valued at approximately $5 billion, including the $1.4 billion purchase of the Boost Mobile business and a $3.6 billion option to purchase Sprint’s nationwide 800 MHz wireless spectrum. With the Boost Mobile acquisition, which closed on July 1, 2020, DISH became the fourth nationwide U.S. wireless carrier. At EchoStar, Mr. Ergen consummated the $1.9 billion acquisition of broadband satellite services provider Hughes Communications Inc. in 2011. Through Mr. Ergen’s leadership, DISH’s market capitalization has grown to approximately $18.7 billion, and since its separation from DISH into a public company, EchoStar’s market capitalization has grown to approximately $2.9 billion, in each case as of August 31, 2020.

Mr. Ergen beneficially owns approximately 52.2% of DISH’s total equity securities (assuming conversion of all of DISH’s Class B Common Stock into Class A Common Stock) and controls approximately 91.0% of the total voting power. He also beneficially owns approximately 51.2% of EchoStar’s total equity securities (assuming conversion of all of EchoStar’s Class B Common Stock into Class A Common Stock) and controls approximately 90.9% of the total voting power.
Jason Kiser, our Chief Executive Officer, has extensive capital markets and strategic investing experience. He has served as Treasurer of DISH since 2008, and has been employed by entities owned or controlled by Mr. Ergen for over 30 years. Since joining EchoSphere Corporation (later DISH) in 1987, he has held various operational, managerial and financial positions. As Treasurer of DISH, Mr. Kiser focuses primarily on financial analysis, strategic investing and capital structure related initiatives. He has played an integral part in over $30 billion in capital markets offerings for DISH, its subsidiaries and their predecessors over the years. In addition to his role as Treasurer, Mr. Kiser also works in corporate development focusing on M&A opportunities as well as other strategic initiatives. Throughout his career, Mr. Kiser has supported Mr. Ergen in virtually all significant transactions and strategic opportunities at DISH and EchoStar, including leading EchoStar’s $1.9 billion acquisition of broadband satellite services provider Hughes Communications Inc. in 2011.
We will seek to capitalize on the extensive operational, financial, investment and transactional experience of our management team, led by Mr. Ergen and Mr. Kiser. Our team possesses complementary skills and experience encompassing all aspects of the investment process, including sourcing, due diligence, valuation, structuring, financing, negotiation, execution, strategy development, operations management and investment realization.
Opportunities for a potential business combination will be developed through our management team’s multi-decade relationships and proprietary network of corporate executives, family offices, financial sponsors, investment bankers, private investors, and strategic advisors. We intend to be proactive and highly selective in sourcing potential targets. We will focus our efforts on opportunities where our management team’s strategic vision, operating expertise, deep relationships, and capital markets experience can be catalysts to enhance the growth, competitive position and financial upside in an initial business combination. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the TMT industry, including the wireless communications industry.
We believe we are well positioned to identify attractive opportunities during a time of compelling industry and economic transformation. In seeking our initial business combination, we expect to favor a mix of targeted industry and business characteristics, which may include:
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Attractive market and competitive dynamics

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Compelling long-term growth prospects

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Scarcity value and ability to create shareholder value in the future

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Leadership in technology driven transformation

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High barriers to entry for new entrants

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Low or manageable risks of technological obsolescence

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Defensible position in intellectual property

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Strong recurring revenues

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Attractive steady-state margins

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High incremental margins

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Opportunities for operational improvement

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Opportunities for further consolidation

With respect to the above, past experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as indicative of future performance. See “Risk Factors — Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.” No member of our management team has any experience in operating special purpose acquisition companies. For a complete list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management — Conflicts of Interest.”
Competitive Advantages
Our business strategy is to identify and complete our initial business combination with a target that complements the experience of our management team and can benefit from their operational expertise. Our selection process will leverage our management team’s broad and deep relationship network, unique industry experiences and proven deal sourcing capabilities to access a broad spectrum of differentiated opportunities. This network has been developed through our management team’s extensive experience and demonstrated success in building businesses through organic growth and realization of strategic opportunities in the TMT industry. The management team has developed a proven track record through numerous financial cycles and industry transitions including:
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a reputation of building industry-leading companies and ability to deliver shareholder value;

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a prolific history of disrupting incumbents and legacy business models in the TMT industry through constant innovation, competitive pricing and pioneering investment strategies, including wireless spectrum acquisitions;

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extensive experience in identifying strategic opportunities and executing high-profile acquisitions, using broad deal sourcing and differentiated transaction execution/structuring capabilities;

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experience deploying broad value creation strategies, including recruiting world-class talent and delivering operating efficiency through financial discipline; and

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an extensive history of accessing the capital markets, including financing businesses at various stages of their life cycles.

We intend to capitalize on the following competitive advantages in our pursuit of a target company:
Diverse Network.   We believe that our management team’s career-long track record in the TMT industry as well as their broad and diverse network of relationships will provide proprietary investment opportunities of both well-known assets and niche targets. The depth of our management team’s network spans across sectors and is founded in a reputation of excellence in entrepreneurship coupled with outstanding business achievements.
Execution and Structuring Capability.   Our management team’s capabilities have been cultivated by successfully evaluating, structuring and executing a variety of transactions across various sub-sectors of the TMT industry for over 40 years. The transactions have varied in size, sector, strategic rationale, deal structure, regulatory hurdles and negotiating dynamics and have developed the management team into seasoned industry veterans. The management team has garnered a reputation for being highly-skilled negotiators and financial experts in their industry. We believe all of these qualities will enhance their ability to generate value in deal opportunities that they pursue in the future.
Broad and Extensive Experience in Both Public and Private Markets.   Our management team has garnered extensive operating, investing and financing experience across both public and private markets. Our management team has operated and led multi-billion dollar companies with complex capital structures through debt, equity and M&A transactions. We believe that this depth and versatility of experience and skills will allow our management team to identify companies that could make successful public market candidates and prepare them to make the transition to outstanding publicly-traded companies.
Significant Value-Add Capability.   Our management team is one of the longest tenured in the TMT industry and has entrepreneurial experience building companies completely from the ground up and leading such companies in their rise to prominence and their becoming publicly traded multi-billion dollar global businesses delivering shareholder value. Our management team has a deep understanding of the TMT industry and its underlying drivers, trends and key innovative developments. Bringing together years of industry and operational experience, we believe that the management team will be able to provide value opportunities after consummation of an initial transaction. We anticipate that our management team will be involved with a target in a number of capacities, including through management and board positions.

Industry Opportunity
While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the TMT industry, including the wireless communications industry. We believe this industry is attractive for a number of reasons:
Large Target Market.   The TMT industry benefits from positive macroeconomic trends and substantial actionable targets of meaningful scale that fit our acquisition criteria. According to Thomson Reuters, from 2010 to 2019, the sector has benefited from robust M&A deal flow with over 550 transactions completed between $1 billion and $10 billion, with a cumulative deal volume of over $1 trillion.
The TMT industry significantly impacts consumers in multiple aspects of their lives, which has resulted in a continuous cycle of innovation. Technology is pervasive and has had a profound impact on the world, from the development of the internet to the way information is processed, sales are made, healthcare is administered and products are manufactured. Media has undergone its own evolution, changing how films, TV shows, sports and other entertainment content are delivered to the consumer with the emergence of over-the-top (“OTT”) and mobile viewing options completely shifting the balance of the media ecosystem and advertising spend.
Telecommunications has drastically changed over the last decade with emergence of technologies such as smartphones. The creation of mobile apps launched an entirely new economy giving rise to multi-billion dollar companies such as Uber, Lyft, Spotify and Instagram. The most prominent change in telecommunications has been the evolution of the communication standard from 1G to the current 4G, and near-term global ubiquity of 5G. This has been driven by rising consumer demand for connectivity and a drastic increase in the number of global mobile connections. We expect 5G deployment to be supported by multiple layers of low, mid and high capacity spectrum bands covering urban to rural regions. 5G deployment and global availability is expected to drive over $13 trillion in global sales activity by 2035.
The largest stocks in the S&P 500 are in the technology industry, which is illustrative of how many people and businesses in the global economy depend on these companies. Given the rapid evolution, development and change across technology, media and telecommunications, these industries have experienced significant M&A activity over the last decade, which our management team expects will continue, presenting ripe opportunities for investment and acquisition.
Broad Universe of Potential Targets.   We intend to focus our investment efforts across the TMT industry, including the wireless communications industry. We believe this broad universe of targets provides us with significant flexibility to identify opportunities with the greatest value creation potential. The sector comprises hundreds of different companies in various sub-vertical markets and different stages of life cycles. Given the rapid changes and emergence of novel business models in TMT, we believe new companies will continue to be created, grow to meaningful size and become attractive acquisition targets, further supplementing the existing broad range of opportunities. The TMT universe continues to expand across vertical markets, and we believe we will be well positioned to capitalize on this.
Wireless Asset Opportunity.   The evolution of the communication standard from 1G to the current 4G and near-term global ubiquity of 5G has been driven by rising consumer demand for connectivity and a drastic increase in the number of global mobile connections. We believe these trends may drive significant growth and create value in wireless spectrum.
Favorable Trends.   Total global TMT expenditure has grown at a pace substantially above the rate of inflation in the recent past, and this growth is projected to continue over the years to come, including an increasing pool of available services and economies those services provide and improved access to such services. TMT is one of the most evolutionary industries, resulting in substantial growth, development and market expansion. With the ubiquity of technology, media and telecommunications affecting all areas of consumer life and business, the sector continues to drive the global economy.

Business Combination Criteria
Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets, but we may decide to consummate our initial business combination with a target that does not meet all or any of these criteria and guidelines.
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Value Creation.   We will seek out targets that we believe have significant potential for future shareholder value creation through business growth and operational improvements. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals, but may also acquire start-up companies with a path to long-term profitability or value creation.

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Targets with Recurring and Embedded Revenue and Earnings Growth or Potential for Revenue and Earnings Growth.   We will seek to acquire one or more targets that have achieved or have the potential for significant revenue and earnings growth through a combination of organic growth, synergistic add-on acquisitions, new product markets and geographies, increased production capacity, expense reduction and increased operating leverage.

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Targets with, or with the Potential for, Strong Free Cash Flow Generation.   We will seek to acquire one or more targets that already have, or have the potential to generate, consistent, stable and recurring free cash flow. We will focus on one or more targets that have predictable revenue streams with high visibility.

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Strong Competitive Position.   We intend to focus on acquisition targets that have a leading, growing or niche market position in its industries. We will analyze the strengths and weaknesses of targets relative to their competitors. We will seek to acquire one or more targets that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

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Experienced Management Team.   We will seek to acquire one or more targets with a complete, experienced management team that provides a platform for us to further develop the acquired target’s management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement their own capabilities.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that from time to time our management team may deem relevant.
Initial Business Combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination and that any such business combination be approved by a majority of our independent directors. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.
We may pursue an initial business combination opportunity jointly with an entity to which an officer or director has a fiduciary or contractual obligation, which may include DISH and EchoStar.

We refer to such an initial business combination opportunity as an Affiliated Joint Acquisition. Any such parties may co-invest with us in the target at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing stockholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our Class B common stock, issuances or deemed issuances of Class A common stock or equity-linked securities would result in an adjustment to the ratio at which shares of Class B common stock shall convert into shares of Class A common stock such that our initial stockholders and their permitted transferees, if any, would retain their aggregate percentage ownership at 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination), unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to such issuance or deemed issuance at the time thereof. Neither our sponsor nor its affiliates has an obligation to make any such investment, and may compete with us for potential business combinations.
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target or targets. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target in order to meet certain objectives of the target management team or stockholders or for other reasons, including an Affiliated Joint Acquisition, as described above. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target or targets are owned or acquired by the post-transaction company, the portion of such target or targets that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target, the 80% of net assets test will be based on the aggregate value of all of the targets.
On or about the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Potential Initial Business Combination Targets
Our management team has spent all of their careers leading businesses in the TMT industry and have extensive experience acquiring wireless spectrum. Throughout their careers, our management team members have developed a wide network of professional services contacts and business relationships in the industry.

We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, we anticipate that potential targets will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banks, consultants, accounting firms and large business enterprises.
We are not prohibited from pursuing an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or a valuation or appraisal firm stating that such an initial business combination is fair to our company from a financial point of view.
Members of our management team and our independent directors will directly or indirectly own founder shares, independent director shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target as a condition to any agreement with respect to our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including DISH and EchoStar, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. In addition, such entities may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Our amended and restated articles of incorporation will provide that the corporate opportunity doctrine will not apply to our directors or officers in circumstances where it would conflict with any fiduciary duties or contractual obligations they may have, and that we renounce any expectancy that our directors or officers will offer such a corporate opportunity to us, except if all of the following conditions are satisfied: (a) we have expressed an interest in the business opportunity as determined from time to time by our board of directors as evidenced by resolutions appearing in our minutes; (b) the opportunity relates to a line of business in which we are then directly engaged; (c) the director or officer is permitted to refer the opportunity to us without violating any legal obligation; and (d) in the case of a director or officer who, at the time the opportunity is presented, has a fiduciary relationship to DISH or EchoStar, and the opportunity relates to a line of business in which DISH or EchoStar is then engaged or has expressed an interest, the director or officer has first referred the opportunity to DISH or EchoStar, as applicable, and that entity has declined to pursue the opportunity.
In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Corporate Information
Our executive offices are located at 5701 S. Santa Fe Dr., Littleton, CO 80120, and our telephone number is (303) 472-1542.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700,000,000 as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250,000,000 as of the prior June 30, and (2) our annual revenues equaled or exceeded $100,000,000 during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700,000,000 as of the prior June 30.

The Offering
In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.
Securities offered
75,000,000 units (up to 86,250,000 units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
•
one share of Class A common stock; and

•
one fourth of one redeemable warrant.

Proposed Nasdaq symbols
Units: “CONXU”
Class A common stock: “CONX”
Warrants: “CONXW”
Trading commencement and separation of shares of Class A common stock and warrants
The units are expected to begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units:
Number outstanding before this offering
0
Number outstanding after this
offering
75,000,000 (1)
Common Stock:
Number issued and outstanding before this offering
21,572,500 (2)(3)
Number issued and outstanding after this offering
93,760,000 (1)(3)(4)
Warrants:
Number of private placement warrants to be sold in a private placement simultaneously with this offering
11,333,333 (1)
Number of warrants to be outstanding after this offering and the sale of private placement warrants
30,083,333 (1)
Exercisability
Each whole warrant offered in this offering is exercisable to purchase one share of Class A common stock. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
We structured each unit to contain one fourth of one warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar special purpose acquisition companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for targets.
Exercise price
$11.50 per share, subject to adjustments as described herein.
In addition, if  (x) we issue additional shares of Class A common stock or equity- linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price, which we refer to as the “Newly

(1)
Assumes no exercise of the underwriter’s over-allotment option and the forfeiture of 2,812,500 founder shares by our initial stockholders for no consideration.

(2)
Includes up to 2,812,500 founder shares that will be forfeited by our initial stockholders depending on the extent to which the underwriter’s over-allotment option is exercised. Also includes 10,000 independent director shares.

(3)
Founder shares are currently classified as shares of Class B common stock, which shares will automatically convert into shares of our Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)
Includes 75,000,000 public shares, 18,750,000 founder shares and 10,000 independent director shares.

Issued Price,” to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 10 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (see “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”), and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (see “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”).
Exercise period
The warrants will become exercisable on the later of:
•
30 days after the completion of our initial business combination, and

•
12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption, see “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC and maintain in effect a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00
Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of  $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, which we refer to as the 30-day redemption period; and

•
if, and only if, the last reported sale price (the “closing price”) of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Except as set forth below, none of the private placement warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00
Once the warrants become exercisable, we may call the warrants for redemption:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption and receive that number of shares to be determined by reference to the table set forth under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants”;

•
if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants as described above.

The “fair market value” of our Class A common stock for the above purpose shall mean the volume weighted average price of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” for additional information.
Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination.
Founder shares
On August 28, 2020, our founder purchased an aggregate of 28,750,000 founder shares for $25,000, or approximately $0.001 per share and transferred 2,875,000 founder shares to Jason Kiser, our Chief Executive Officer, for approximately the same per-share price initially paid by our founder. On October 21, 2020, our founder and Jason Kiser contributed their founder shares to our sponsor, in return for proportionate equity interests. On October 23, 2020, our sponsor forfeited 7,187,500 founder shares, resulting in our sponsor holding 21,562,500 founder shares. Prior to the initial investment in the company of  $25,000 by our founder, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding (after the forfeiture) was determined based on the expectation that the total size of this offering would be a maximum of 86,250,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares of our common stock after this offering, excluding independent director shares. Up to 2,812,500 of the founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment option is not exercised.
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of two-thirds of the voting power of our founder shares may remove a member of the board of directors for any reason;
•
the founder shares will be entitled to registration rights;

•
our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares, independent director shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares, independent director shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares or independent director shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our stockholders for a vote, our initial stockholders, sponsor, officers and directors have agreed to vote their founder shares, independent director shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares and independent director shares, we would need 28,100,001 or approximately 37.5% of the 75,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised and 50,000 independent director shares are outstanding); and

•
the founder shares are automatically convertible into our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Transfer restrictions on founder
shares
Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (i) 180 days after the completion of our initial business combination and (ii) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants.” Subject to certain limited exceptions, any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders and independent directors with respect to any founder shares and independent director shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.
Appointment of Directors; Voting Rights
Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of shares of our Class A common stock will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of two-thirds of the voting power of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated articles may only be amended by a majority of holders of at least 90% of the outstanding founder shares entitled to vote thereon. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of shares of our Class A common stock will vote together as a single class, with each share entitling the holder to one vote.
Founder shares conversion and anti-dilution rights
The founder shares will automatically convert into shares of Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (excluding independent director shares and after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis.
Independent director shares
We granted 10,000 shares of Class A common stock (“independent director shares”) to our independent director, Gerald Gorman. We expect to make similar grants to our additional independent directors as they are appointed. These shares will vest on the date of the consummation of our initial business combination, subject to continued service on our board of directors until that date. Our independent directors have entered or, in the case of independent directors appointed after this offering, will enter into, a letter agreement with us pursuant to which they will be subject to the same transfer restrictions and waivers as our initial stockholders, sponsor, officers and directors discussed in the fourth bullet adjacent to the caption “— Founder Shares” and “Transfer restrictions on founder shares” above.
Private placement warrants
Our sponsor has committed, pursuant to a written agreement, to purchase up to an aggregate of 11,333,333 private placement warrants (or up to 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of  $1.50 per warrant, or $17,000,000 in the aggregate (or $19,250,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $750,000,000 (or $862,500,000 if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering, the private placement warrants will expire worthless. The private placement warrants will be identical to the warrants sold in this offering except that, so long as they are held by the sponsor or its permitted transferees, the private placement warrants (i) will not be redeemable by us (except as described above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”), (ii) may not (including the shares of Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Transfer restrictions on private placement warrants
The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants.”
Cashless exercise of private placement warrants
If holders of private placement warrants elect to exercise them on a cashless basis, except as described under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00,” they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor exercise fair market value” (defined below) over the exercise price of the warrants by (y) the sponsor exercise fair market value. The “sponsor exercise fair market value” shall mean the average reported closing price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods.
Proceeds to be held in trust account
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $750,000,000, or $862,500,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, after deducting $15,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $17,250,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of $2,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $26,250,000 (or up to $30,187,500 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest (less amounts released to us to pay our taxes), the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of  (i) the completion of our initial business combination, (ii) the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated articles of incorporation, as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $750,000 per year, assuming an interest rate of 0.1% per year; however we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and:
•
the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which initially will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

•
any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement warrants, at a price of  $1.50 per warrant, at the option of the lender.

Conditions to completing our initial business combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination and that any such business combination be approved by a majority of our independent directors. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or a valuation or appraisal firm. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target or targets. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target in order to meet certain objectives of the target management team or stockholders or for other reasons, including, but not limited to, an Affiliated Joint Acquisition. However, we will only complete our initial business combination if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post- transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target or targets are owned or acquired by the post-transaction company, the portion of such target or targets that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target, the 80% of net assets test will be based on the aggregate value of all of the targets and we will treat the targets together as our initial business combination for purposes of a seeking stockholder approval or conducting a tender offer, as applicable.
Permitted purchases of public shares and public warrants by our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, initial stockholders, directors, executive officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.
The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or to reduce the number of public warrants outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. The redemption rights will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Our initial stockholders, sponsor, officers and directors have entered or will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their redemption rights with respect to any founder shares and independent director shares they hold and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transaction in which we issue more than 20% of our outstanding Class A common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s stockholder approval rules.
The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated articles of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon.
If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed or will agree to vote any founder shares and independent director shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the founder shares and independent director shares, we would need only 28,100,001, or approximately 37.5%, of the 75,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised and 50,000 independent director shares are outstanding). These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.
Our amended and restated articles of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we will not restrict our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated articles of incorporation will provide that we will have only 24 months from the closing of this offering to complete our initial business combination. If we do not complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law.
There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.
Our sponsor, executive officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their rights to liquidating distributions from the trust account with respect to their founder shares and independent director shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame.
The underwriter has agreed to waive its right to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsor, executive officers and directors have agreed or, in the case of independent directors appointed after this offering, will agree, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A under the Exchange Act seeking stockholder approval of such proposal, and in connection therewith, provide our public stockholders with the redemption rights described above upon stockholder approval of such amendment.
Limited payments to insiders
There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors or any of their respective affiliates prior to, or in connection with any services rendered in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account.
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Repayment of up to an aggregate of  $1,000,000 in loans made to us by our founder to cover offering-related and organizational expenses; and

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Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination.

Audit Committee
We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”
Conflicts of Interest
Each of our officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities, including DISH and EchoStar, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Our amended and restated articles of incorporation will provide that the corporate opportunity doctrine will not apply to our directors or officers in circumstances where it would conflict with any fiduciary duties or contractual obligations they may have, and that we renounce any expectancy that our directors or officers will offer such a corporate opportunity to us, except if all of the following conditions are satisfied: (a) we have expressed an interest in the business opportunity as determined from time to time by our board of directors as evidenced by resolutions appearing in our minutes; (b) the opportunity relates to a line of business in which we are then directly engaged; (c) the director or officer is permitted to refer the opportunity to us without violating any legal obligation; and (d) in the case of a director or officer who, at the time the opportunity is presented, has a fiduciary relationship to DISH or EchoStar, and the opportunity relates to a line of business in which DISH or EchoStar is then is then engaged or has expressed an interest, the director or officer has first referred the opportunity to DISH or EchoStar, as applicable, and that entity has declined to pursue the opportunity.
In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our sponsor or our officers or directors will materially affect our ability to complete our initial business combination.
Notwithstanding the foregoing, we may, at our option, pursue an Affiliated Joint Acquisition opportunity with an entity affiliated with one or more of our officers or directors, including DISH and EchoStar. Such entity may co-invest with us in the target at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity.

RISKS
We are a blank check company that has conducted no operations and has generated no revenues to date. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this prospectus.
SUMMARY FINANCIAL DATA
The following table summarizes the relevant financial data for our business and should be read together with our financial statements, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
Balance Sheet Data:	August 31, 2020
Working capital (deficit)	$(163,525)
Total assets	$205,000
Total liabilities	$188,525
Stockholder’s equity	$16,475

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a blank check company incorporated under the laws of the State of Nevada with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.
We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirement. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Even if we seek stockholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if a majority of our public stockholders do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.
Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.
If we seek stockholder approval of our initial business combination, our initial stockholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Our initial stockholders will own 20% of our outstanding common stock immediately following the closing of this offering. Our initial stockholders and management team may from time to time purchase Class A common stock prior to our initial business combination. Our amended and restated articles of incorporation will provide that, if we seek stockholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares and independent director shares. As a result, in addition to the founder shares and independent director shares, we would need 28,100,001, or approximately 37.5%, of the 75,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised and 50,000 independent director shares are outstanding). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders, independent directors and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or make us unable to satisfy a minimum cash condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B common stock results in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock at the time of our initial business combination. In addition, the amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.
The requirement that we complete our initial business combination within 24 months after the closing of this offering may give potential targets leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.
Any potential target with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target, we may be unable to complete our initial business combination with any target. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
Our search for a business combination, and any target with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) outbreak and the status of debt and equity markets.
On March 11, 2020, the outbreak of the novel coronavirus (COVID-19) was declared a global pandemic by the World Health Organization (“WHO”), leading to government-imposed quarantines, travel restrictions, “stay-at-home” orders and similar mandates requiring many individuals to substantially restrict daily activities and for businesses to curtail or cease normal operations. The impact of COVID-19, including changes in consumer behavior, pandemic fears and market downturns, as well as restrictions on business and individual activities, has led to a global economic slowdown, which may persist even after the restrictions related to the COVID-19 outbreak are lifted. The COVID-19 outbreak has resulted, and a significant outbreak of other infectious diseases could in the future result, in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may depend on our ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.
We may not be able to complete our initial business combination within 24 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.
We may not be able to find a suitable target and complete our initial business combination within 24 months after the closing of this offering. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law.
If we seek stockholder approval of our initial business combination, our sponsor, initial stockholders, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. Such purchases may include a contractual acknowledgment that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
In the event that our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, executive officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.
In addition, if such purchases are made, the public “float” of our Class A common stock or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials or tender offer documents, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Submitting Stock Certificates in Connection with Redemption Rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we do not complete an initial business combination within 24 months from the closing of this offering is not completed for any reason, compliance with Nevada law may require that we submit a plan of dissolution to our then- existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We have been approved to list our units on Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share and our stockholder’s equity would generally be required to be at least $5,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on Nasdaq, our units, Class A common stock and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of  $5,000,000 upon the completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous targets we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain targets that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain targets. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a stockholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we do not complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of the offering, it could limit the amount available to fund our search for a target or targets and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.
Of the net proceeds of this offering, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 24 months following such closing; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep targets from “shopping” around for transactions with other companies or investors on terms more favorable to such targets) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target.
$1,000,000 of offering proceeds has been allocated for the payment of offering expenses. In the event that our offering expenses exceed our estimate of  $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of  $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $10.00 per share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless.
Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective targets and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. The underwriter of this offering will not execute agreements with us waiving such claims to the monies held in the trust account.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we do not complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor's only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective targets.
Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act.
This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering; and (iii) absent an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under Nevada law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.
The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering may be considered a liquidating distribution under Nevada law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff knew or should have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering is not considered a liquidating distribution under Nevada law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the NRS, the statute of limitations for claims of creditors against stockholders could be three years after the plaintiff knew or should have known the underlying facts.
Holders of shares of our Class A common stock will not be entitled to vote on any appointment of directors we hold prior to our initial business combination.
Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to our initial business combination, holders of two-thirds of the voting power of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.
We are not registering the Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A common stock included in the units.
However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the registration under the Securities Act of the Class A common stock issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.
If the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. If holders exercise their warrants on a cashless basis, the number of shares of Class A common stock that you will receive upon such cashless exercise will be based on a formula subject to a maximum amount of shares of 0.361 shares of Class A common stock per warrant (subject to adjustment).
If our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of  “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of Class A common stock upon a cashless exercise of the warrants they hold than they would have upon a cash exercise.
In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws and there is no exemption to registration available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the shares of Class A common stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares of Class A common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants except on a cashless basis.
The warrants may become exercisable and redeemable for a security other than shares of Class A common stock, and you will not have any information regarding such other security at this time.
In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the shares of Class A common stock. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use its commercially reasonable efforts to register the issuance of the security underlying the warrants within fifteen business days of the closing of an initial business combination.
The grant of registration rights to our initial stockholders, independent directors and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of Class A common stock.
Pursuant to the registration and stockholder rights agreement that is filed as an exhibit to this registration statement, our initial stockholders, independent directors and their permitted transferees can demand that we register the shares of Class A common stock into which founder shares are convertible and independent director shares, holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the Class A common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares, the independent director shares and the private placement warrants and the Class A common stock issuable upon exercise of such private placement warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the shares of common stock owned by our initial stockholders, holders of our private placement warrants or holders of our working capital loans or its permitted transferees are registered.
Because we are neither limited to evaluating a target in a particular industry sector nor have we selected any specific targets with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target’s operations. In addition, our efforts to identify a prospective initial business combination target will not be limited to the acquisition of a company, but may include the acquisition of wireless spectrum assets.
Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the TMT industry, including the wireless communications industry. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated articles of incorporation prohibits us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
We may face risks related to businesses in the TMT industry.
Business combinations with businesses in the TMT industry entail special considerations and risks. If we are successful in completing a business combination with such a target, we may be subject to, and possibly adversely affected by, the following risks:
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if we do not develop successful new products or improve existing ones, our business will suffer;

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we may invest in new lines of business that could fail to attract or retain users or generate revenue;

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we will face significant competition and if we are not able to maintain or improve our market share, our business could suffer;

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the loss of one or more members of our management team, or our failure to attract and retain other highly qualified personnel in the future, could seriously harm our business;

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if our security is compromised or if our platform is subjected to attacks that frustrate or thwart our users’ ability to access our products and services, our users, advertisers, and partners may cut back on or stop using our products and services altogether, which could seriously harm our business;

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mobile malware, viruses, hacking and phishing attacks, spamming, and improper or illegal use of our products could seriously harm our business and reputation;

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if we are unable to successfully grow our user base and further monetize our products or services, our business will suffer;

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if we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be seriously harmed;

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we may be subject to regulatory investigations and proceedings in the future, which could cause us to incur substantial costs or require us to change our business practices in a way that could seriously harm our business;

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components used in our products may fail as a result of a manufacturing, design, or other defect over which we have no control, and render our devices inoperable;

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an inability to manage rapid change, increasing consumer expectations and growth;

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an inability to build strong brand identity and improve subscriber or customer satisfaction and loyalty;

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an inability to deal with our subscribers’ or customers’ privacy concerns;

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an inability to license or enforce intellectual property rights on which our business may depend;

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an inability by us, or a refusal by third parties, to license content to us upon acceptable terms;

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potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we may distribute;

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competition for the leisure and entertainment time and discretionary spending of subscribers or customers, which may intensify in part due to advances in technology and changes in consumer expectations and behavior;

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disruption or failure of our networks, systems or technology as a result of misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events; and

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our target company may have a significant need to raise capital to fund operations, serve customers and compete efficiently, and that capital may not be available on acceptable terms.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective targets will not be limited to the TMT industry. Accordingly, if we acquire a target in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target which we acquire, which may or may not be different than those risks listed above.
Past performance by our management team or their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team and their affiliates, or businesses associated with them, is presented for informational purposes only. Past performance by such individuals and entities is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of the performance of our management team or their affiliates or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or are likely to, generate going forward.
We may seek business combination opportunities in industries outside of the TMT industry (which industries may or may not be outside of our management’s area of expertise).
Although we intend to focus on identifying business combination candidates in the TMT industry in the United States (including candidates based in the United States which may have operations or opportunities outside the United States) or other developed countries, and we will not initially actively seek to identify business combination candidates in other industries (which industries may be outside our management’s area of expertise), we will consider a business combination outside of the TMT industry if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company or we are unable to identify a suitable candidate in the TMT industry after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we may not adequately ascertain or assess all of the risks. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate.
In the event we elect to pursue a business combination outside of the TMT industry, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the TMT industry would not be relevant to an understanding of the business that we elect to acquire.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective targets, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective targets, it is possible that a target with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target does not meet our general criteria and guidelines. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.
To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target, we may not be able to properly ascertain or assess all the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target.
We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.
Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target or targets (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.
We may issue additional shares of Class A common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated articles of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated articles of incorporation authorizes us to issue up to 500,000,000 shares of Class A common stock, par value $0.0001 per share, 50,000,000 shares of Class B common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.
Immediately after this offering, there will be 415,000,000 and 31,250,000 (assuming in each case that the underwriter has not exercised its over-allotment option and the forfeiture of 2,812,500 shares of Class B common stock) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of the Class B common stock. The Class B common stock is automatically convertible into Class A common stock at the time of the consummation of our initial business combination, initially at a one-for-one ratio, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.
We may issue a substantial number of additional shares of Class A common stock or shares of preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares in connection with the redemption of our warrants as described in “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00” or shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination, as a result of the anti-dilution provisions as set forth therein.
However, our amended and restated articles of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our shares of Class A common stock (except that an aggregate of up to 50,000 independent director shares may at any time be issued and outstanding) (a) on any initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote. The issuance of additional shares of common stock or shares of preferred stock:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our Class A common stock;

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could cause a change in control if a substantial number of shares of Class A common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our units, Class A common stock and/or warrants.

Unlike some other similarly structured special purpose acquisition companies, our initial stockholders will receive additional shares of Class A common stock if we issue certain shares to consummate an initial business combination.
The founder shares will automatically convert into shares of Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (other than independent director shares and after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis. Our structure is different than some other similarly structured special purpose acquisition companies in which the initial stockholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to our initial business combination.
Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We anticipate that the investigation of each specific target and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.
We depend upon our executive officers and directors and their loss could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.
Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target, however, cannot presently be ascertained. Although some of our key personnel may remain with the target in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct.
These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
Our key personnel may negotiate employment or consulting agreements with a target in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target, subject to their fiduciary duties under Nevada law. In addition, pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and shareholder rights agreement, which is described under the section of this prospectus entitled “Description of Securities — Registration and Shareholder Rights.”
We may have a limited ability to assess the management of a prospective target and, as a result, may effect our initial business combination with a target whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target, our ability to assess the target’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission. The impacts from the COVID-19 pandemic exacerbate these risks.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent director also serves as an officer and board member for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers, Directors and Director Nominees.”
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or assets. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, including DISH and EchoStar, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Our amended and restated articles of incorporation will provide that the corporate opportunity doctrine will not apply to our directors or officers in circumstances where it would conflict with any fiduciary duties or contractual obligations they may have, and that we renounce any expectancy that our directors or officers will offer such a corporate opportunity to us, except if all of the following conditions are satisfied: (a) we have expressed an interest in the business opportunity as determined from time to time by our board of directors as evidenced by resolutions appearing in our minutes; (b) the opportunity relates to a line of business in which we are then directly engaged; (c) the director or officer is permitted to refer the opportunity to us without violating any legal obligation; and (d) in the case of a director or officer who, at the time the opportunity is presented, has a fiduciary relationship to DISH or EchoStar, and the opportunity relates to a line of business in which DISH or EchoStar is then engaged or has expressed an interest, the director or officer has first referred the opportunity to DISH or EchoStar, as applicable, and that entity has declined to pursue the opportunity. In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.
For further discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target that is affiliated with our directors or executive officers, including our sponsor, although we do not intend to do so or we may acquire a target through an Affiliated Joint Acquisition. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Nevada law and we or our stockholders might have a claim against such individuals for infringing on our stockholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.
We may engage in a business combination with one or more targets that have relationships with entities that may be affiliated with our sponsor and its executive officers, directors or existing holders, which may raise potential conflicts of interest.
In light of the involvement of our sponsor and its executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor or its executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management —

Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, executive officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target and structuring of our initial business combination” and such transaction was approved by a majority of our independent directors. Despite our agreement to obtain an opinion from an independent investment banking firm or a valuation or appraisal firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.
Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
On August 28, 2020, our founder purchased an aggregate of 28,750,000 founder shares for $25,000, or approximately $0.001 per share and transferred 2,875,000 founder shares to Jason Kiser, our Chief Executive Officer, for approximately the same per-share price initially paid by our founder. On October 21, 2020, our founder and Jason Kiser contributed their founder shares to our sponsor, in return for proportionate equity interests. On October 23, 2020, our sponsor forfeited 7,187,500 founder shares, resulting in our sponsor holding 21,562,500 founder shares. Prior to the initial investment in the company of  $25,000 by our founder, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding (after the forfeiture) was determined based on the expectation that the total size of this offering would be a maximum of 86,250,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares of our common stock after this offering (excluding independent director shares). Up to 2,812,500 of the founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase up to an aggregate of 11,333,333 private placement warrants (or 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable for one share of Class A common stock at $11.50 per share, for an aggregate purchase price of  $17,000,000 (or $19,250,000 if the underwriter’s over-allotment option is exercised in full), or $1.50 per warrant, that will also be worthless if we do not complete our initial business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

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our inability to pay dividends on our Class A common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants will be $751,000,000 (or $863,500,000 if the underwriter’s over-allotment option is exercised in full), after deducting offering expenses of approximately $1,000,000 and underwriting commissions of  $15,000,000 (or $17,250,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions of $26,250,000, or $30,187,500 if the underwriter’s over-allotment option is exercised in full). We may effectuate our initial business combination with a single target or multiple targets simultaneously or within a short period of time.
However, we may not be able to effectuate our initial business combination with more than one target because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several targets as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, property or asset, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to complete business combinations simultaneously with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all, or the acquisition of assets that do not have the expected prospect of profitability.
Our management team may not be able to maintain our control of a target after our initial business combination. We cannot provide assurance that, upon loss of control of a target, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of Class A common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding Class A common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders or warrant holders do not agree.
Our amended and restated articles of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated articles of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.
In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated articles of incorporation and our warrant agreement will generally require a vote of holders of at least 50% of our outstanding shares of common stock or holders of at least 50% of the public warrants, as applicable, and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. In addition, our amended and restated articles of incorporation will require us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated articles of incorporation to modify the ability of public stockholders to seek redemption in connection with an initial business combination or the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months of the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
Unlike most blank check companies, if  (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 10 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (see “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00” and “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”), and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (see “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”). This may make it more difficult for us to consummate an initial business combination with a target.
The provisions of our amended and restated articles of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated articles of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.
Our amended and restated articles of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated articles of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the NRS or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated articles of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated articles of incorporation which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated articles of incorporation.

Our sponsor, executive officers, directors and director nominees have agreed or will agree, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.
Certain agreements related to this offering may be amended without stockholder approval.
Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without stockholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial stockholders, sponsor, officers and directors; the registration and stockholder rights agreement among us and our initial stockholders; and the private placement warrants purchase agreement between us and our sponsor. These agreements contain various provisions that our public stockholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, independent director shares, private placement warrants and other securities held by our initial stockholders, sponsor, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial stockholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target, which could compel us to restructure or abandon a particular business combination.
We have not selected any specific business combination target but intend to target businesses or other targets with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we do not complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.
Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon closing of this offering, our initial stockholders will beneficially own 20% of our issued and outstanding common stock (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated articles of incorporation. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional Class A common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our other officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, our board of directors, whose members were appointed by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. We may not hold an annual meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for appointment and our sponsor, because of its ownership position, will control the outcome, as only holders of our founder shares will have the right to vote on the appointment of directors and to remove directors prior to our initial business combination. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.
Our initial stockholders paid an aggregate of  $25,000, or approximately $0.001 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of Class A common stock.
The difference between the public offering price per share (allocating all of the unit purchase price to the share of Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 97.7% (or $9.77 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share after this offering of  $0.23 and the initial offering price of  $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we give notice of redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
In addition, we have the ability to redeem the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our shares of Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our shares of Class A common stock. Please see “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
None of the private placement warrants will be redeemable by us (except as set forth under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.
Our warrants may have an adverse effect on the market price of our shares of Class A common stock and make it more difficult to effectuate our initial business combination.
We will be issuing warrants to purchase 18,750,000 shares of our Class A common stock (or up to 21,562,500 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement up to an aggregate of 11,333,333 private placement warrants (or 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors makes any working capital loans, such lender may convert those loans into up to an additional 1,000,000 private placement warrants, at the price of  $1.50 per warrant. To the extent we issue common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target. Such warrants, when exercised, will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the Class A common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target.
Because each unit contains one fourth of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other special purpose acquisition companies.
Each unit contains one fourth of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one common share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one fourth of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for targets. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.
The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Because we must furnish our stockholders with target financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective targets.
The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).
These financial statement requirements may limit the pool of potential targets we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250,000,000 as of the prior June 30, and (2) our annual revenues equaled or exceeded $100,000,000 during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700,000,000 as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target with which we seek to complete our initial business combination may not be in compliance with the provisions of the

Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.
Since only holders of our founder shares will have the right to vote on the appointment of directors prior to our initial business combination, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.
After completion of this offering, only holders of our founder shares will have the right to vote on the appointment of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, so long as more than 50% of the voting power for the election of our directors of a company is held by an individual, a group or another company, we will qualify as a “controlled company” under Nasdaq listing standards, and may elect not to comply with certain corporate governance requirements, including to have: (i) a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected, or recommended for the board of director’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although we do not intend to rely on these exemptions, we may elect to rely on these exemptions in the future, and as a result, our stockholders may not have the corporate governance protections that are available to stockholders of companies that are not controlled companies.
Provisions in our amended and restated articles of incorporation and Nevada law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of Class A common stock and could entrench management.
Our amended and restated articles of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include:
•
the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities;

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a staggered board of directors; and

•
the fact that prior to the completion of our initial business combination only holders of our founder shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors.

All of these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We are also subject to anti-takeover provisions under Nevada law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Provisions in our amended and restated articles of incorporation and Nevada law may have the effect of discouraging lawsuits against our directors and officers.
Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our amended and restated articles of incorporation or bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then any other state district court located in the State of Nevada shall be the exclusive forum for such action. In the event that no state district court in the State of Nevada has jurisdiction over any such action, then a federal court located within the State of Nevada shall be the exclusive forum for such action. Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act.
Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.
If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.
If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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costs and difficulties inherent in managing cross-border business operations;

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rules and regulations regarding currency redemption;

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complex corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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local or regional economic policies and market conditions;

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unexpected changes in regulatory requirements;

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challenges in managing and staffing international operations;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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underdeveloped or unpredictable legal or regulatory systems;

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corruption;

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protection of intellectual property;

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social unrest, crime, strikes, riots and civil disturbances;

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regime changes and political upheaval;

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terrorist attacks and wars; and

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deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of Class A common stock and the one fourth of one redeemable warrant included in each unit could be challenged by the IRS or the courts. In addition, if we are determined to be a personal holding company for U.S. federal income tax purposes our taxable income would be subjected to an additional 20% federal income tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering and of a redemption of warrants for Class A common stock are unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered

“qualified dividends” for federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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our ability to select an appropriate target or targets;

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our ability to complete our initial business combination;

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our expectations around the performance of the prospective target or targets;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

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our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

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our potential ability to obtain additional financing to complete our initial business combination;

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our pool of prospective targets;

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our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

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the ability of our officers and directors to generate a number of potential business combination opportunities;

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our public securities’ potential liquidity and trading;

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the lack of a market for our securities;

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the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

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the trust account not being subject to claims of third parties; or

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our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 75,000,000 units at an offering price of  $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.
	Without Over- allotment Option	Over- allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public (1)	$750,000,000	$862,500,000
Gross proceeds from private placement warrants offered in the private placement	17,000,000	19,250,000
Total gross proceeds	767,000,000	$881,750,000
Estimated offering expenses (2)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion) (3)	$15,000,000	17,250,000
Legal fees and expenses	375,000	375,000
Printing and engraving expenses	25,000	25,000
Accounting fees and expenses	40,000	40,000
SEC/FINRA Expenses	223,974	223,974
Travel and road show	10,000	10,000
Nasdaq listing and filing fees	75,000	75,000
Directors’ and officers’ insurance	100,000	100,000
Miscellaneous	151,026	151,026
Total estimated offering expenses (other than underwriting commissions)	$1,000,000	$1,000,000
Proceeds after estimated offering expenses	751,000,000	$863,500,000
Held in trust account (3)	$750,000,000	$862,500,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,000,000
The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account. (4)
	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination (5)	$400,000	40
Legal and accounting fees related to regulatory reporting obligations	100,000	10
Nasdaq and other regulatory fees	40,000	4
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	100,000	10
Working capital to cover miscellaneous expenses	360,000	36
Total	$1,000,000	100%

(1)
Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)
A portion of the offering expenses may be paid from the proceeds of loans from our founder of up to $1,000,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions.

In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
(3)
The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, up to $26,250,000, which constitutes the underwriter’s deferred commissions (or up to $30,187,500 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account. See “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. Assumes that the number of private placement warrants to be purchased by our sponsor and the corresponding underwriting discounts payable upon completion of this offering are not reduced.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $1,000,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.

(5)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $767,000,000 in gross proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, or $881,750,000 if the underwriter’s over-allotment option is exercised in full, $750,000,000 ($10.00 per unit), or $862,500,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee, after deducting $15,000,000 in underwriting discounts and commissions payable upon the closing of this offering (or $17,250,000 if the underwriter’s over-allotment option is exercised in full) and an aggregate of  $2,000,000 to pay fees and expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $750,000 per year, assuming an interest rate of 0.1% per year; however, we can provide no assurances regarding this amount.
We expect that the interest earned on the trust account will be sufficient to pay income taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay our taxes, until the earliest of  (i) the completion of our initial business combination, (ii) the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated articles of incorporation will provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.
Prior to the closing of this offering, our founder has agreed to loan us up to $1,000,000 to be used for a portion of the expenses of this offering. These loans will be non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the closing of this offering. These loans will be repaid out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. As of the date of this prospectus, $373,000 of such loans were outstanding.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants.
Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of Class A common stock which may be redeemed for cash), by the number of shares of outstanding Class A common stock.
At August 31, 2020, our net tangible book value (deficit) was $(163,525), or approximately $(0.01) per share of common stock. Our common stock at August 31, 2020 has been retroactively restated to reflect that our sponsor forfeited 7,187,500 of its founder shares on October 23, 2020 (see Note 7 of our financial statements). After giving effect to the sale of 75,000,000 shares of Class A common stock included in the units we are offering by this prospectus (or 86,250,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at August 31, 2020 would have been $5,000,005 or $0.23 per share (or $5,000,005 or $0.20 per share if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 71,976,647 shares of Class A common stock that may be redeemed for cash, or 82,832,897 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) of  $0.24 per share (or $0.21 if the underwriter’s over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and an immediate dilution to public stockholders from this offering of  $9.77 per share. Total dilution to public stockholders from this offering will be $9.77 per share (or $9.80 per share if the underwriter’s over-allotment option is exercised in full).
The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:
	Without Over- allotment	With Over- allotment
Public offering price	$10.00	$10.00
Net tangible book value (deficit) before this offering	(0.01)	(0.01)
Increase attributable to public stockholders	0.24	0.21
Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.23	0.20
Dilution to public stockholders	$9.77	$9.80
Percentage of dilution to public stockholders	97.7%	98.0%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $719,766,470 because holders of up to approximately 96.0% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest (less amounts released to us to pay our taxes), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:
	Shares Purchased		Total Compensation		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders (1)	18,750,000	20.00%	$25,000	0.01%	$0.001
Public Stockholders	75,000,000	80.00%	750,000,000	99.99%	$10.00
	93,750,000	100.0%	$750,025,000	100.0%

(1)
Assumes that 2,812,500 founder shares are forfeited after the closing of this offering in the event the underwriter does not exercise its over-allotment option.

The pro forma net tangible book value per share after this offering (assuming that the underwriter does not exercise its over-allotment option) is calculated as follows:
	Without Over- allotment	With Over- allotment
Numerator:
Net tangible book value (deficit) before this offering	$(163,525)	$(163,525)
Net proceeds from this offering and sale of the private placement warrants (1)	751,000,000	863,500,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	180,000	180,000
Less: Deferred underwriting commissions	(26,250,000)	(30,187,500)
Less: Proceeds held in trust subject to redemption (2)	(719,766,470)	(828,328,970)
	$5,000,005	$5,000,005
Denominator:
Class B common stock and Class A common stock outstanding prior to this offering (3)	21,572,500	21,572,500
Class B common stock forfeited if over-allotment is not exercised (3)	(2,812,500)	—
Class A common stock included in the units offered	75,000,000	86,250,000
Less: Shares subject to redemption	(71,976,647)	(82,832,987)
	21,783,353	24,989,603

(1)
Expenses applied against gross proceeds include offering expenses of  $1,000,000 and underwriting commissions of $15,000,000 (or $17,250,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commission). See “Use of Proceeds.”

(2)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

(3)
Our common stock at August 31, 2020 has been retroactively restated to reflect that our sponsor forfeited 7,187,500 of its founder shares on October 23, 2020 (see Note 7 of our financial statements).

CAPITALIZATION
The following table sets forth our capitalization at August 31, 2020, and as adjusted to give effect to the filing of our amended and restated articles of incorporation, the sale of our units in this offering and the sale of the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriter of its over-allotment option:
	August 31, 2020
	Actual (1)	As Adjusted
Notes payable to related party (2)	$—	$—
Deferred underwriting commissions (3)	—	26,250,000
Class A common stock subject to possible redemption; -0- shares actual and 71,976,647 shares as adjusted (4)(5)	—	719,766,470
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; -0- and 3,023,353 shares issued and outstanding (excluding -0- and 71,976,647 shares subject to possible redemption), actual and as adjusted, respectively (5)	—	302
Class B common stock, $0.0001 par value, 50,000,000 shares authorized; 21,562,500 and 18,750,000 shares issued and outstanding, actual and as adjusted, respectively (6)	2,156	1,875
Additional paid-in capital (7)	22,844	5,006,353
Accumulated deficit	(8,525)	(8,525)
Total stockholders’ equity	$16,475	$5,000,005
Total capitalization	$16,475	$751,016,475

(1)
The actual results have been retroactively restated to reflect that our sponsor forfeited 7,187,500 of its founder shares on October 23, 2020 (see Note 7 of our financial statements).

(2)
Our founder has agreed to loan us up to $1,000,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement warrants. As of August 31, 2020, we had not borrowed under the promissory note.

(3)
Deferred underwriting commissions “As Adjusted” reflects the $26,250,000 payable to the underwriter as deferred underwriting commission to be placed in a trust account as described herein.

(4)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriter’s commission and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(5)
Common stock, subject to redemption “As Adjusted” is calculated as net proceeds from this offering and sale of the private placement warrants of  $17,000,000; plus deferred offering costs of  $180,000 (excluded from tangible book deficit before this offering); less (i) net tangible book deficit before this offering of  $(163,525), (ii) deferred underwriting commissions of  $26,250,000 and (iii) the amount by which redemptions cannot cause our net tangible assets to be less than $5,000,001.

(6)
Actual share amount is prior to any forfeiture of founder shares and “As Adjusted” amount assumes no exercise of the underwriter’s over-allotment option and forfeiture of an aggregate of 2,812,500 founder shares.

(7)
Additional paid-in capital “As Adjusted” is calculated as the additional paid in capital as of August 31, 2020 plus the additional paid in capital for the 3,023,353 common shares (75,000,000 common shares less 71,976,647 shares subject to redemption) plus the working capital that will be on the balance sheet less the deferred underwriting commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated on August 26, 2020 as a Nevada corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the TMT industry, including the wireless communications industry. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.
The issuance of additional shares in connection with a business combination to the owners of the target or other investors:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•
may subordinate the rights of holders of Class A common stock if shares of preferred stock are issued with rights senior to those afforded our Class A common stock;

•
could cause a change in control if a substantial number of shares of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our units, Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our Class A common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at August 31, 2020, we had deferred offering costs of  $180,000. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through payment of  $25,000 by our sponsor in exchange for the issuance of the founder shares to our sponsor and up to $1,000,000 in loans available from our founder.
We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants for an aggregate purchase price of  $767,000,000 (or $881,750,000 if the underwriter’s over-allotment option is exercised in full), after deducting offering expenses of approximately $1,000,000 and underwriting commissions of  $15,000,000 (or $17,250,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions of  $26,250,000, or $30,187,500 if the underwriter’s over-allotment option is exercised in full), will be $751,000,000 (or $863,500,000 if the underwriter’s over-allotment option is exercised in full). $750,000,000 (or $862,500,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions)

to complete our initial business combination. We may withdraw interest to pay our taxes. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target or targets, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate targets, perform business due diligence on prospective targets, travel to and from the offices, plants or similar locations of prospective targets or their representatives or owners, review corporate documents and material agreements of prospective targets, and structure, negotiate and complete a business combination.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $400,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $100,000 for legal and accounting fees related to regulatory reporting requirements; $40,000 for Nasdaq and other regulatory fees; $100,000 for consulting, travel and miscellaneous expenses incurred during the search for a business combination target; and approximately $360,000 for general working capital that will be used for miscellaneous expenses and reserves.
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target or as a down payment or to fund a “no-shop” provision (a provision designed to keep targets from “shopping” around for transactions with other companies or investors on terms more favorable to such targets) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective targets.
Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to targets with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target or targets prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized targets we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of August 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
Introduction
We are a newly-organized blank check company incorporated on August 26, 2020 as a Nevada corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the technology, media and telecommunications (“TMT”) industry, including the wireless communications industry.
Our founder and Chairman, Charles W. Ergen, is one of the most prominent and respected figures in the TMT industry with extensive experience in founding and growing multi-billion dollar companies to deliver shareholder value and a track record of executing transformative transactions. He has received numerous accolades for his career as an entrepreneur, including being among the 2012 class of inductees into the Consumer Electronics Hall of Fame and one of Barron’s “World’s Best CEOs” and listed among Forbes “Top 10 CEOs” in 2007. Instrumental in the fight to allow American consumers access to local channels via satellite, he helped secure the passage of the Satellite Home Viewer Improvement Act in 1999 and was co-founder of the Satellite Broadcasting Communications Association. Mr. Ergen has been Chairman of the board of directors of DISH Network Corporation, or DISH, since its formation. Mr. Ergen also serves as executive Chairman and Chairman of the board of directors of EchoStar Corporation, or EchoStar.
Mr. Ergen has proven his leadership, vision, innovation and deal-making abilities throughout his career and created significant shareholder value through organic growth as well as several high-profile transactions:
•
Since he co-founded DISH in 1980, Mr. Ergen has built DISH into the nation’s fourth largest live-linear television programming provider, while delivering additional shareholder value through the spin-off of DISH’s technology and set-top box business into a separate publicly-traded company, EchoStar, in 2008. He has been the force behind DISH’s and EchoStar’s growth trajectory resulting in long-term trust and relationships with investors and the financial community. Mr. Ergen has led DISH and EchoStar through economic cycles, driving growth through organic means and transformative acquisitions.

•
Mr. Ergen has a track record of disrupting the TMT industry through constant innovation, competitive pricing and pioneering investment strategies, including his early focus on wireless offerings and acquisitions of wireless spectrum assets. Since 2008, DISH has invested over $26 billion in wireless spectrum assets (inclusive of capitalized interest). Mr. Ergen’s vision and understanding of key trends have positioned his companies to remain ahead of industry trends and technological evolution.

•
Mr. Ergen is a visionary business figure in the TMT industry known for his outstanding capability as an operator, leader and innovator. His track record of entrepreneurship, management and ability to evaluate and consummate landmark transactions over a career of more than 40 years have earned him prominence and recognition in the sector. Most recently, he led DISH’s acquisition of Sprint Corporation’s Boost Mobile business and related assets. The transaction was valued at approximately $5 billion, including the $1.4 billion purchase of the Boost Mobile business and a $3.6 billion option to purchase Sprint’s nationwide 800 MHz wireless spectrum. With the Boost Mobile acquisition, which closed on July 1, 2020, DISH became the fourth nationwide U.S. wireless carrier. At EchoStar, Mr. Ergen consummated the $1.9 billion acquisition of broadband satellite services provider Hughes Communications Inc. in 2011. Through Mr. Ergen’s leadership, DISH’s market capitalization has grown to approximately $18.7 billion, and since its separation from DISH into a public company, EchoStar’s market capitalization has grown to approximately $2.9 billion, in each case as of August 31, 2020.
Mr. Ergen beneficially owns approximately 52.2% of DISH’s total equity securities (assuming conversion of all of DISH’s Class B Common Stock into Class A Common Stock) and controls approximately 91.0% of the total voting power. He also beneficially owns approximately 51.2% of EchoStar’s total equity securities (assuming conversion of all of EchoStar’s Class B Common Stock into Class A Common Stock) and controls approximately 90.9% of the total voting power.
Jason Kiser, our Chief Executive Officer, has extensive capital markets and strategic investing experience. He has served as Treasurer of DISH since 2008, and has been employed by entities owned or controlled by Mr. Ergen for over 30 years. Since joining EchoSphere Corporation (later DISH) in 1987, he has held various operational, managerial and financial positions. As Treasurer of DISH, Mr. Kiser focuses primarily on financial analysis, strategic investing and capital structure related initiatives. He has played an integral part in over $30 billion in capital markets offerings for DISH, its subsidiaries and their predecessors over the years. In addition to his role as Treasurer, Mr. Kiser also works in corporate development focusing on M&A opportunities as well as other strategic initiatives. Throughout his career, Mr. Kiser has supported Mr. Ergen in virtually all significant transactions and strategic opportunities at DISH and EchoStar, including leading EchoStar’s $1.9 billion acquisition of broadband satellite services provider Hughes Communications Inc. in 2011.
We will seek to capitalize on the extensive operational, financial, investment and transactional experience of our management team, led by Mr. Ergen and Mr. Kiser. Our team possesses complementary skills and experience encompassing all aspects of the investment process, including sourcing, due diligence, valuation, structuring, financing, negotiation, execution, strategy development, operations management and investment realization.
Opportunities for a potential business combination will be developed through our management team’s multi-decade relationships and proprietary network of corporate executives, family offices, financial sponsors, investment bankers, private investors, and strategic advisors. We intend to be proactive and highly selective in sourcing potential targets. We will focus our efforts on opportunities where our management team’s strategic vision, operating expertise, deep relationships, and capital markets experience can be catalysts to enhance the growth, competitive position and financial upside in an initial business combination. While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the TMT industry, including the wireless communications industry. Our efforts to identify a prospective initial business combination target will not be limited to the acquisition of a company, but may include the acquisition of wireless spectrum assets.
We believe we are well positioned to identify attractive opportunities during a time of compelling industry and economic transformation. In seeking our initial business combination, we expect to favor a mix of targeted industry and business characteristics, which may include:
•
Attractive market and competitive dynamics

•
Compelling long-term growth prospects

•
Scarcity value and ability to create shareholder value in the future

•
Leadership in technology driven transformation

•
High barriers to entry for new entrants

•
Low or manageable risks of technological obsolescence

•
Defensible position in intellectual property

•
Strong recurring revenues

•
Attractive steady-state margins

•
High incremental margins

•
Opportunities for operational improvement

•
Opportunities for further consolidation

With respect to the above, past experience or performance of our management team and their respective affiliates is not a guarantee of either (i) our ability to successfully identify and execute a transaction or (ii) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team or their respective affiliates as indicative of future performance. See “Risk Factors — Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.” No member of our management team has any experience in operating special purpose acquisition companies. For a complete list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management — Conflicts of Interest.”
Competitive Advantages
Our business strategy is to identify and complete our initial business combination with a target that complements the experience of our management team and can benefit from their operational expertise. Our selection process will leverage our management team’s broad and deep relationship network, unique industry experiences and proven deal sourcing capabilities to access a broad spectrum of differentiated opportunities. This network has been developed through our management team’s extensive experience and demonstrated success in building businesses through organic growth and realization of strategic opportunities in the TMT industry. The management team has developed a proven track record through numerous financial cycles and industry transitions including:
•
a reputation of building industry-leading companies and ability to deliver shareholder value;

•
a prolific history of disrupting incumbents and legacy business models in the TMT industry through constant innovation, competitive pricing and pioneering investment strategies, including wireless spectrum acquisitions;

•
extensive experience in identifying strategic opportunities and executing high-profile acquisitions, using broad deal sourcing and differentiated transaction execution/structuring capabilities;

•
experience deploying broad value creation strategies, including recruiting world-class talent and delivering operating efficiency through financial discipline; and

•
an extensive history of accessing the capital markets, including financing businesses at various stages of their life cycles.

We intend to capitalize on the following competitive advantages in our pursuit of a target company:
Diverse Network.   We believe that our management team’s career-long track record in the TMT industry as well as their broad and diverse network of relationships will provide proprietary investment opportunities of both well-known assets and niche targets. The depth of our management team’s network spans across sectors and is founded in a reputation of excellence in entrepreneurship coupled with outstanding business achievements.
Execution and Structuring Capability.   Our management team’s capabilities have been cultivated by successfully evaluating, structuring and executing a variety of transactions across various sub-sectors of the TMT industry for over 40 years. The transactions have varied in size, sector, strategic rationale, deal structure, regulatory hurdles and negotiating dynamics and have developed the management team into seasoned industry veterans. The management team has garnered a reputation for being highly-skilled negotiators and financial experts in their industry. We believe all of these qualities will enhance their ability to generate value in deal opportunities that they pursue in the future.
Broad and Extensive Experience in Both Public and Private Markets.   Our management team has garnered extensive operating, investing and financing experience across both public and private markets. Our management team has operated and led multi-billion dollar companies with complex capital structures through debt, equity and M&A transactions. We believe that this depth and versatility of experience and skills will allow our management team to identify companies that could make successful public market candidates and prepare them to make the transition to outstanding publicly-traded companies.
Significant Value-Add Capability.   Our management team is one of the longest tenured in the TMT industry and has entrepreneurial experience building companies completely from the ground up and leading such companies in their rise to prominence and their becoming publicly traded multi-billion dollar global businesses delivering shareholder value. Our management team has a deep understanding of the TMT industry and its underlying drivers, trends and key innovative developments. Bringing together years of industry and operational experience, we believe that the management team will be able to provide value opportunities after consummation of an initial transaction. We anticipate that our management team will be involved with a target in a number of capacities, including through management and board positions.
Industry Opportunity
While we may pursue an acquisition opportunity in any industry or geographic region, we intend to focus our search on identifying a prospective target that can benefit from our operational expertise in the TMT industry, including the wireless communications industry. We believe this industry is attractive for a number of reasons:
Large Target Market.   The TMT industry benefits from positive macroeconomic trends and substantial actionable targets of meaningful scale that fit our acquisition criteria. According to Thomson Reuters, from 2010 to 2019, the sector has benefited from robust M&A deal flow with over 550 transactions completed between $1 billion and $10 billion, with a cumulative deal volume of over $1 trillion.
The TMT industry significantly impacts consumers in multiple aspects of their lives, which has resulted in a continuous cycle of innovation. Technology is pervasive and has had a profound impact on the world, from the development of the internet to the way information is processed, sales are made, healthcare is administered and products are manufactured. Media has undergone its own evolution, changing how films, TV shows, sports and other entertainment content are delivered to the consumer with the emergence of over-the-top (“OTT”) and mobile viewing options completely shifting the balance of the media ecosystem and advertising spend.
Telecommunications has drastically changed over the last decade with emergence of technologies such as smartphones. The creation of mobile apps launched an entirely new economy giving rise to multi-billion dollar companies such as Uber, Lyft, Spotify and Instagram. The most prominent change in telecommunications has been the evolution of the communication standard from 1G to the current 4G, and near-term global ubiquity of 5G. This has been driven by rising consumer demand for connectivity and a drastic increase in the number of global mobile connections. We expect 5G deployment to be supported by multiple layers of low, mid and high capacity spectrum bands covering urban to rural regions. 5G deployment and global availability is expected to drive over $13 trillion in global sales activity by 2035.
The largest stocks in the S&P 500 are in the technology industry, which is illustrative of how many people and businesses in the global economy depend on these companies. Given the rapid evolution, development and change across technology, media and telecommunications, these industries have experienced significant M&A activity over the last decade, which our management team expects will continue, presenting ripe opportunities for investment and acquisition.
Broad Universe of Potential Targets.   We intend to focus our investment efforts across the TMT industry, including the wireless communications industry, and we may elect to acquire either a company or wireless spectrum assets. We believe this broad universe of targets provides us with significant flexibility to identify opportunities with the greatest value creation potential. The sector comprises hundreds of different companies in various sub-vertical markets and different stages of life cycles. Given the rapid changes and emergence of novel business models in TMT, we believe new companies will continue to be created, grow to meaningful size and become attractive acquisition targets, further supplementing the existing broad range of opportunities. The TMT universe continues to expand across vertical markets, and we believe we will be well positioned to capitalize on this.
Wireless Asset Opportunity.   The evolution of the communication standard from 1G to the current 4G and near-term global ubiquity of 5G has been driven by rising consumer demand for connectivity and a drastic increase in the number of global mobile connections. We believe these trends may drive significant growth and create value in wireless spectrum assets. Our management team has extensive experience in identifying and acquiring spectrum assets.
Favorable Trends.   Total global TMT expenditure has grown at a pace substantially above the rate of inflation in the recent past, and this growth is projected to continue over the years to come, including an increasing pool of available services and economies those services provide and improved access to such services. TMT is one of the most evolutionary industries, resulting in substantial growth, development and market expansion. With the ubiquity of technology, media and telecommunications affecting all areas of consumer life and business, the sector continues to drive the global economy.
Business Combination Criteria
Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets, but we may decide to consummate our initial business combination with a target that does not meet all or any of these criteria and guidelines.
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Value Creation. We will seek out targets that we believe have significant potential for future shareholder value creation through business growth and operational improvements. We will typically focus on companies with a history of strong operating and financial results and strong fundamentals, but may also acquire start-up companies with a path to long-term profitability or value creation. In addition, we intend to evaluate wireless spectrum assets that we believe have significant value creation potential.

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Targets with Recurring and Embedded Revenue and Earnings Growth or Potential for Revenue and Earnings Growth. We will seek to acquire one or more targets that have achieved or have the potential for significant revenue and earnings growth through a combination of organic growth, synergistic add-on acquisitions, new product markets and geographies, increased production capacity, expense reduction and increased operating leverage.

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Targets with, or with the Potential for, Strong Free Cash Flow Generation. We will seek to acquire one or more targets that already have, or have the potential to generate, consistent, stable and recurring free cash flow. We will focus on one or more targets that have predictable revenue streams with high visibility.

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Strong Competitive Position. We intend to focus on acquisition targets that have a leading, growing or niche market position in its industries. We will analyze the strengths and weaknesses of targets relative to their competitors. We will seek to acquire one or more targets that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

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Experienced Management Team. We will seek to acquire one or more targets with a complete, experienced management team that provides a platform for us to further develop the acquired target’s management capabilities. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement their own capabilities.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that from time to time our management team may deem relevant.
Initial Business Combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination and that any such business combination be approved by a majority of our independent directors. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.
We may pursue an initial business combination opportunity jointly with an entity to which an officer or director has a fiduciary or contractual obligation, which may include DISH and EchoStar. We refer to such an initial business combination opportunity as an Affiliated Joint Acquisition. Any such parties may co-invest with us in the target at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such parties a class of equity or equity-linked securities. Any such issuance of equity or equity-linked securities would, on a fully diluted basis, reduce the percentage ownership of our then-existing stockholders. Notwithstanding the foregoing, pursuant to the anti-dilution provisions of our Class B common stock, issuances or deemed issuances of Class A common stock or equity-linked securities would result in an adjustment to the ratio at which shares of Class B common stock shall convert into shares of Class A common stock such that our initial stockholders and their permitted transferees, if any, would retain their aggregate percentage ownership at 20% of the sum of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination), unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to such issuance or deemed issuance at the time thereof. Neither our sponsor nor its affiliates has an obligation to make any such investment, and may compete with us for potential business combinations.
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target or targets. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target in order to meet certain objectives of the target management team or stockholders or for other reasons, including an Affiliated Joint Acquisition, as described above. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target or targets are owned or acquired by the post-transaction company, the portion of such target or targets that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target, the 80% of net assets test will be based on the aggregate value of all of the targets.
On or about the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
Potential Initial Business Combination Targets
Our management team has spent all of their careers leading businesses in the TMT industry. Throughout their careers, our management team members have developed a wide network of professional services contacts and business relationships in the industry.
We believe that the network of contacts and relationships of our management team will provide us with an important source of acquisition opportunities. In addition, we anticipate that potential targets will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banks, consultants, accounting firms and large business enterprises.
We are not prohibited from pursuing an initial business combination with a target that is affiliated with our sponsor or any of its executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor or any of its executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor or any of its executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or a valuation or appraisal firm stating that such an initial business combination is fair to our company from a financial point of view.
Members of our management team and our independent directors will directly or indirectly own founder shares, independent director shares and private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target as a condition to any agreement with respect to our initial business combination.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including DISH and EchoStar, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. In addition, such entities may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Our amended and restated articles of incorporation will provide that the corporate opportunity doctrine will not apply to our directors or officers in circumstances where it would conflict with any fiduciary duties or contractual obligations they may have, and that we renounce any expectancy that our directors or officers will offer such a corporate opportunity to us, except if all of the following conditions are satisfied: (a) we have expressed an interest in the business opportunity as determined from time to time by our board of directors as evidenced by resolutions appearing in our minutes; (b) the opportunity relates to a line of business in which we are then directly engaged; (c) the director or officer is permitted to refer the opportunity to us without violating any legal obligation; and (d) in the case of a director or officer who, at the time the opportunity is presented, has a fiduciary relationship to DISH or EchoStar, and the opportunity relates to a line of business in which DISH or EchoStar is then engaged or has expressed an interest, the director or officer has first referred the opportunity to DISH or EchoStar, as applicable, and that entity has declined to pursue the opportunity.
In addition, our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Financial Position
With funds available for a business combination initially in the amount of  $723,750,000 (assuming no redemptions), after payment of  $26,250,000 of deferred underwriting fees (or $832,312,500 (assuming no redemptions) after payment of  $30,187,500 of deferred underwriting fees if the underwriter’s over-allotment option is exercised in full), we offer a target a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.
Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve Our Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated articles of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons.
Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Nevada law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:
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We issue shares of common stock that will be equal to or in excess of 20% of the number of our shares of common stock then outstanding (other than in a public offering);

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Any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest earned on the trust account (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 5% or more; or

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The issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted Purchases of Our Securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that our sponsor, initial stockholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going- private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of any such purchases of shares could be (i) to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our sponsor, initial stockholders, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our initial stockholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of Class A common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or any of their affiliates will select which stockholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.
Redemption Rights for Public Stockholders upon Completion of Our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Our initial stockholders, sponsor, officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their redemption rights in connection with the completion of our initial business combination with respect to any founder shares, independent director shares and public shares they may hold.
Limitations on Redemptions
Our amended and restated articles of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transaction in which we issue more than 20% of our outstanding common stock or seek to amend our amended and restated articles of incorporation would require stockholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq’s stockholder approval rules.
The requirement that we provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated articles of incorporation and will apply whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq. Such provisions may be amended if approved by holders of 65% of our common stock entitled to vote thereon.
If we provide our public stockholders with the opportunity to redeem their public shares in connection with a stockholder meeting, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and, pursuant to the letter agreement, our sponsor, officers and directors have agreed or, in the case of independent directors appointed after this offering, will agree to vote any founder shares and independent director shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. As a result, we would need 28,100,001 or approximately 37.5% of the 75,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised and 50,000 independent director shares are outstanding). These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination, which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public stockholders who elected to redeem their shares.
Our amended and restated articles of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. In addition, our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.
Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Stockholder Approval
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, we will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Delivering Stock Certificates in Connection with the Exercise of Redemption Rights
As described above, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 24 months from the closing of this offering.
Redemption of Public Shares and Liquidation if No Initial Business Combination
Our amended and restated articles of incorporation will provide that we will have only 24 months from the closing of this offering to complete our initial business combination. If we do not complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24- month time period.
Our initial stockholders, sponsor, officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their rights to liquidating distributions from the trust account with respect to any founder shares and independent director shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders, sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.
Our initial stockholders, sponsor, officers and directors have agreed, or in the case of independent directors appointed after this offering, will agree, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00.
Although we will seek to have all vendors, service providers, prospective targets and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriter of this offering will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor's only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective targets.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective targets or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000).

In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
Under Nevada law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.
The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering may be considered a liquidating distribution under Nevada law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff could have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering is not considered a liquidating distribution under Nevada law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the NRS, the statute of limitations for claims of creditors against stockholders could be three years after the plaintiff could have known the underlying facts.
However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective targets to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective targets. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective targets or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote.
Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, (ii) in connection with a stockholder vote to amend our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem its shares for cash upon the completion of our initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated articles of incorporation, like all provisions of our amended and restated articles of incorporation, may be amended with a stockholder vote.
Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not complete our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001.	If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our initial stockholders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.	If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$750,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	$637,875,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Investment of net proceeds	$750,000,000 of the net proceeds of this offering and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target	We must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K	No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be

	Terms of Our Offering	Terms Under a Rule 419 Offering
	and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	returned to all of the investors and none of the securities are issued.
Business combination deadline	If we do not complete an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.
Release of funds	Except for the withdrawal of interest to pay our taxes, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Delivering stock certificates in connection with the exercise of redemption rights	We intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have up to two business days prior	Many blank check companies provide that a stockholder can vote against a proposed business combination and check a box on the proxy card indicating that such stockholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such stockholder to arrange for delivery of its share certificates to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.
Competition
In identifying, evaluating and selecting a target for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger targets will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain targets. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities
We currently utilize office space at 5701 S. Santa Fe Dr., Littleton, CO 80120 from our founder. We consider our current office space adequate for our current operations.
Employees
We currently have one executive officer: Jason Kiser. Mr. Kiser is not obligated to devote any specific number of hours to our matters but he intends to devote as much of their time as he deems necessary to our affairs until we have completed our initial business combination. The amount of time he will devote in any time period will vary based on whether a target has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.
Periodic Reporting and Financial Information
We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target as part of the proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.
On or about the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700,000,000 as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT
Officers, Directors and Director Nominees
Our officers, directors and director nominees are as follows:
Name	Age	Position
Charles W. Ergen	67	Chairman
Jason Kiser	55	Chief Executive Officer, Director
Gerald Gorman	65	Director Nominee
Charles W. Ergen.   Mr. Ergen is our founder and has served as our Chairman since our formation. He also serves as executive Chairman of DISH and has been Chairman of the board of directors of DISH since its formation. During the past five years, Mr. Ergen has held various executive officer and director positions with DISH and its subsidiaries including the position of President, which he most recently held from March 2015 to December 2015, and Chief Executive Officer, which he held most recently from March 2015 to December 2017. During 1980, Mr. Ergen co-founded DISH with his future spouse, Cantey M. Ergen, and James DeFranco. Mr. Ergen also serves as executive Chairman and Chairman of the board of directors of EchoStar.
Jason Kiser.   Mr. Kiser has served as our Chief Executive Officer and Director since our formation. He has served as Treasurer of DISH since 2008, and has been employed by entities owned or controlled by Mr. Ergen for over 30 years. Since joining EchoSphere Corporation (later DISH) in 1987, he has held various operational, managerial and financial positions.
Gerald Gorman.   Mr. Gorman, who will serve as a director upon the effective date of the registration statement of which this prospectus forms a part, has been the Chief Executive Officer of World Media Group, LLC since 2004. World Media Group, LLC builds and partners to develop innovative technology companies including Doctor.com, a leader in healthcare consumerism, acquired by Press Ganey Associates LLC, India.com, a large Indian news and entertainment partnership with Penske Media acquired by Zee TV, and Lawyer.com, the leading matching engine for consumers and lawyers. World Media Group, LLC invests and partners to help launch startups via its World Accelerator. Partners include Scientist.com, Calendar.com and Outerspace.com. Recently funded ventures include a video meeting platform and an office wellness management system. World Media Group was an early investor in bitcoin and blockchain related ventures including Sweet.io, a social rewards platform for music labels, sports teams and consumer brands. Prior to founding World Media Group, LLC, Mr. Gorman was Chairman and Chief Executive Officer of Mail.com, which he co-founded in 1995. Prior to founding Mail.com, Mr. Gorman was a Managing Director in the investment banking division of Donaldson, Lufkin & Jenrette where he founded the Satellite Financing Group and completed pioneering transactions for satellite industry leaders, including Dish Network, PanAmSat Corporation, and Asia Satellite Telecommunications Company Limited. Mr. Gorman holds a degree in Mechanical Engineering from Melbourne University and an MBA from Columbia University.
Number and Terms of Office of Officers and Directors
Our board of directors is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the Nasdaq. The term of office of the first class of directors, initially consisting of Gerald Gorman, will expire at our first annual meeting. The term of office of the second class of directors, initially consisting of Jason Kiser, will expire at our second annual meeting. The term of office of the third class of directors, initially consisting of Charles W. Ergen, will expire at our third annual meeting.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of two-thirds of the voting power of our founder shares may remove a member of the board of directors for any reason.
Pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for appointment to our board of directors, as long as the sponsor holds any securities covered by the registration and stockholder rights agreement.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors. Our board of directors is authorized to appoint officers as it deems appropriate.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering and that our initial business combination be approved by a majority of our independent directors. Upon the effectiveness of the registration statement of which this prospectus forms a part, one of our directors on our board will be an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. We expect a majority of our board of directors to be comprised of independent directors within 12 months from the date of listing to comply with the majority independent board requirement. Our board has determined that Mr. Gorman is an independent director under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Executive Officer and Director Compensation
None of our executive officers or directors have received any cash compensation for services rendered to us. On August 28, 2020, our founder purchased an aggregate of 28,750,000 founder shares for $25,000, or approximately $0.001 per share and transferred 2,875,000 founder shares to Jason Kiser, our Chief Executive Officer, for approximately the same per-share price initially paid by our founder. On October 21, 2020, our founder and Jason Kiser contributed their founder shares to our sponsor, in return for proportionate equity interests, resulting in our sponsor holding 28,750,000 founder shares. On October 23, 2020, our sponsor forfeited 7,187,500 founder shares, resulting in our sponsor holding 21,562,500 founder shares. On October 23, 2020, we granted 10,000 shares of our Class A common stock to our independent director, Gerald Gorman. We expect to make similar grants to any additional independent directors. Our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, our founder may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors.
The initial members of our audit committee will be Mr. Gorman, who will serve as chairman of the audit committee, Mr. Ergen and Mr. Kiser. We will (1) appoint a second qualifying member to our audit committee within 90 days from the date of listing, replacing Mr. Ergen, and (2) appoint a third qualifying member to our audit committee within one year from the date of listing, replacing Mr. Kiser, in each case, to comply with the audit committee requirement.
Each member of the audit committee is financially literate and Mr. Gorman qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee is responsible for:
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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The initial members of our compensation committee will be Mr. Gorman, who will serve as chairman of the compensation committee, and Mr. Kiser. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Director Nominations
We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.
Code of Ethics
Prior to the consummation of this offering, we will adopt a code of ethics applicable to our directors, officers and employees (“Code of Ethics”). We have filed a copy of our form of Code of Ethics and our audit committee and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Nevada cannot exploit business opportunities that belong to the corporation but are required to present that opportunity to the corporation.
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including DISH and EchoStar, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. In addition, such entities may compete with us for business combination opportunities and, if such opportunities are pursued by such entities, we may be precluded from pursuing such opportunities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and may only decide to present it to us if such entity rejects the opportunity and consummating the same would not violate any restrictive covenants to which such officers and directors are subject. Our amended and restated articles of incorporation will provide that the corporate opportunity doctrine will not apply to our directors or officers in circumstances where it would conflict with any fiduciary duties or contractual obligations they may have, and that we renounce any expectancy that our directors or officers will offer such a corporate opportunity to us, except if all of the following conditions are satisfied: (a) we have expressed an interest in the business opportunity as determined from time to time by our board of directors as evidenced by resolutions appearing in our minutes; (b) the opportunity relates to a line of business in which we are then directly engaged; (c) the director or officer is permitted to refer the opportunity to us without violating any legal obligation; and (d) in the case of a director or officer who, at the time the opportunity is presented, has a fiduciary relationship to DISH or EchoStar, and the opportunity relates to a line of business in which DISH or EchoStar is then engaged or has expressed an interest, the director or officer has first referred the opportunity to DISH or EchoStar, as applicable, and that entity has declined to pursue the opportunity. In addition, our sponsor, officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Notwithstanding the foregoing, we may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities.
Our amended and restated articles of incorporation will also provide that we may enter into future transactions with DISH and EchoStar, including agreements not to compete and agreements causing each company’s directors and officers to allocate business opportunities between us, DISH and EchoStar.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Charles W. Ergen	DISH Network Corporation	Telecommunications, Cable and Wireless	Chairman
	Echostar Corporation	Telecommunications, Cable and Wireless	Chairman
Jason Kiser	DISH Network Corporation	Telecommunications, Cable and Wireless	Treasurer
Gerald Gorman	World MediaGroup, LLC	Information	Chief Executive Officer
Potential investors should also be aware of the following other potential conflicts of interest:
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Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

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Our initial stockholders purchased founder shares prior to the date of this prospectus and will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. Our independent directors have received or will receive independent director shares on the date of their appointment. Our initial stockholders and independent directors have entered or, in the case of independent directors appointed after this offering, will enter into agreements with us pursuant to which they have agreed or will agree to waive their redemption rights in connection with the completion of our initial business combination with respect to their founder shares, independent public shares and any public shares they hold. The other members of our management team have entered into agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial stockholders and independent directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and independent director shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the private placement warrants will expire worthless. Furthermore, our initial stockholders and independent directors have agreed not to transfer, assign or sell any of their founder shares and independent director shares until the earlier to occur of: (i) 180 days after the completion of our initial business combination and (ii) the date following the completion of our initial business combination on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders (other than independent directors) having the right to exchange their common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants.” Subject to certain limited exceptions, the private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and director nominees will own common stock or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target is an appropriate business with which to effectuate our initial business combination.
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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.
We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.
In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders and independent directors have agreed to vote their founder shares, independent director shares and any public shares purchased during or after this offering in favor of initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our bylaws will provide, pursuant to the authority in our amended and restated articles of incorporation, that our officers and directors will be indemnified by us to the fullest extent permitted by Nevada law, as it may be amended from time to time. In addition, our amended and restated articles of incorporation will eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated articles of incorporation and bylaws. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification.
We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our Class A common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our executive officers, directors and director nominees; and

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all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
On August 28, 2020, our founder purchased an aggregate of 28,750,000 founder shares for $25,000, or approximately $0.001 per share and transferred 2,875,000 founder shares to Jason Kiser, our Chief Executive Officer, for approximately the same per-share price initially paid by our founder. On October 21, 2020, our founder and Jason Kiser contributed their founder shares to our sponsor, in return for proportionate equity interests. On October 23, 2020, our sponsor forfeited 7,187,500 founder shares, resulting in our sponsor holding 21,562,500 founder shares. Prior to the initial investment in the company of  $25,000 by our founder, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding (after the forfeiture) was determined based on the expectation that the total size of this offering would be a maximum of 86,250,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares of our common stock after this offering, excluding independent director shares. Up to 2,812,500 of the founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The post-offering percentages in the following table assume that the underwriter does not exercise its over-allotment option, that our initial stockholders have forfeited 2,812,500 founder shares, and that there are 93,760,000 shares of common stock issued and outstanding after this offering.
	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)		Before Offering	After Offering
nXgen Opportunities, LLC (2)(3)(4)	21,562,500	100.0%	20.0%
Charles W. Ergen (2)(3)(4)	21,562,500	100.0%	20.0%
Gerald Gorman	10,000(6)	*	*
Jason Kiser	—(5)	—	—
All executive officers, directors and director nominees as a group (3 individuals)	21,572,000	100.0%	20.0%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of the following is 5701 S. Santa Fe Dr., Littleton, CO 80120.

(2)
Interests shown consist solely of founder shares, classified as Class B common stock. Such shares will automatically convert into Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)
The shares reported above are held in the name of our sponsor. Our sponsor is controlled by Mr. Ergen.

(4)
Includes up to 2,812,500 founder shares that will be forfeited by the sponsor, depending on the extent to which the underwriter’s over-allotment option is exercised.

(5)
Does not include any shares indirectly owned by this individual as a result of his equity interest in our sponsor.

(6)
The shares reported above are subject to certain vesting conditions. See “Description of Securities“.

Our initial stockholders will beneficially own 20.0% of the then issued and outstanding common stock (assuming they do not purchase any units in this offering) immediately after this offering and will have the right to appoint all of our directors prior to our initial business combination. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. Because of this ownership block, our initial stockholders may be able to exert a substantial influence on all matters requiring approval by our stockholders, including amendments to our amended and restated articles of incorporation and approval of significant corporate transactions including our initial business combination.
Our sponsor has committed, pursuant to a written agreement, to purchase up to an aggregate of 11,333,333 private placement warrants (or 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full), at a price of  $1.50 per warrant, or $17,000,000 in the aggregate (or $19,250,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant will entitle the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $750,000,000 (or $862,500,000 if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering, the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us (except as described above under “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the sponsor, or its permitted transferees. The sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than sponsor, or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.
Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.
Transfers of Founder Shares and Private Placement Warrants
The founder shares, private placement warrants, independent director shares and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our initial stockholders, independent directors and management team. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares and independent director shares, until the earlier of  (A) 180 days after the completion of our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders (other than independent directors) having the right to exchange their Class A common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the respective shares of Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliate or immediate family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family or such individual, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the state of Colorado or our sponsor’s certificate of formation or operating agreement, as applicable, upon dissolution of our sponsor; (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our stockholders (other than independent directors) having the right to exchange their Class A common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.
Registration Rights
The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering and the shares of Class A common stock underlying such private placement warrants, (iii) private placement warrants that may be issued upon conversion of working capital loans and the shares of Class A common stock underlying such private placement warrants and (iv) independent director shares granted or to be granted to our independent directors at the time of their appointment have registration rights to require us to register a sale of any of our securities held by them pursuant to the registration and stockholder rights agreement that is filed as an exhibit to this registration statement. Pursuant to the registration and stockholder rights agreement and assuming the underwriter exercises its over-allotment option in full, $1,500,000 of working capital loans are converted into private placement warrants and an aggregate of 50,000 independent director shares are issued and outstanding, we will be obligated to register up to 35,425,833 shares of Class A common stock and 13,833,333 warrants. The number of shares of Class A common stock includes (i) 21,562,500 shares of Class A common stock to be issued upon conversion of the founder shares, (ii) 12,833,333 shares of Class A common stock underlying the private placement warrants, (iii) 1,000,000 shares of Class A common stock underlying the private placement warrants issued upon conversion of working capital loans and (iv) 50,000 independent director shares. The number of warrants includes 12,833,333 private placement warrants and up to 1,000,000 warrants issuable upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. The registration and stockholder rights agreement does not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On August 28, 2020, our founder purchased an aggregate of 28,750,000 founder shares for $25,000, or approximately $0.001 per share and transferred 2,875,000 founder shares to Jason Kiser, our Chief Executive Officer, for approximately the same per-share price initially paid by our founder. On October 21, 2020, our founder and Jason Kiser contributed their founder shares to our sponsor, in return for proportionate equity interests. On October 23, 2020, our sponsor forfeited 7,187,500 founder shares, resulting in our sponsor holding 21,562,500 founder shares. The number of founder shares outstanding (after the forfeiture) was determined based on the expectation that the total size of this offering would be a maximum of 862,500,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares of our common stock after this offering, excluding independent director shares. Up to 2,812,500 of the founder shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised.
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of up to 11,333,333 private placement warrants (or up to 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of  $1.50 per warrant, or $17,000,000 in the aggregate (or $19,250,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.
On October 23, 2020, we granted 10,000 shares of Class A common stock (“independent director shares”) to our independent director, Gerald Gorman. We expect to make similar grants to our additional independent directors as they are appointed, as more fully discussed in the section entitled “Description of Securities — Independent Director Shares”.
As more fully discussed in the section of this prospectus titled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. We may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities.
Furthermore, we are not under any obligation to sell any such units. Such investment would be made on terms and conditions determined at the time of the business combination.
We currently utilize office space at 5701 S. Santa Fe Dr., Littleton, CO 80120 from our founder, for which we will not pay any compensation. No compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.
Prior to the closing of this offering, our founder has agreed to loan us $1,000,000 to be used for a portion of the expenses of this offering. These loans will be non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the closing of this offering. As of the date of this prospectus, $373,000 of such loans were outstanding.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.
After our initial business combination, our founder may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration and stockholder rights agreement with respect to the founder shares, independent director shares and private placement warrants, which is described under the heading “Principal Stockholders — Registration Rights.”
Policy for Approval of Related Party Transactions
The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of  “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of  $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

DESCRIPTION OF SECURITIES
We are a Nevada corporation and our affairs are governed by our amended and restated articles of incorporation and the NRS. Pursuant to our amended and restated articles of incorporation which will be adopted prior to the consummation of this offering, we will be authorized to issue 550,000,000 shares of common stock, $0.0001 par value each, including 500,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock, as well as 20,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated articles of incorporation. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of  $10.00 and consists of one share of Class A common stock and one fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment as described in this prospectus.
Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the shares of Company’s Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-fourth, two-fourths or three-fourths of one warrant to purchase a share of Class A common stock, such warrant will not be exercisable. If a warrant holder holds four-fourths of one warrant, such whole warrant will be exercisable for one share of Class A common stock at a price of  $11.50 per share. The Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.
Common Stock
Prior to the date of this prospectus, there were 21,562,500 shares of Class B common stock outstanding, all of which were held of record by our initial stockholders, so that our initial stockholders will own 20% of our issued and outstanding shares after this offering (excluding independent director shares and assuming our initial stockholders do not purchase any units in this offering). Up to 2,812,500 of the founder shares will be forfeited by our initial stockholders depending on the extent to which the underwriter’s over-allotment is exercised. Upon the closing of this offering, 93,760,000 of our shares of common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 2,812,500 founder shares by our initial stockholders) including:
•
75,000,000 shares of Class A common stock underlying units issued as part of this offering;

•
18,750,000 shares of Class B common stock held by our initial stockholders; and

•
10,000 shares of Class A common stock held by our initial independent director.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of record of our Class A common stock and holders of record of our Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law.
Unless specified in our amended and restated articles of incorporation, or as required by applicable provisions of the NRS or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated articles of incorporation authorizes us to issue up to 500,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.
Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual meeting) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the Nasdaq. We may not hold an annual meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the consummation of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the consummation of an initial business combination, holders of two-thirds of the voting power of our founder shares may remove a member of the board of directors for any reason. Holders of shares of our Class A common stock will not be entitled to vote on the appointment of directors during such time.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Our initial stockholders, sponsor, officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their redemption rights in connection with the completion of our initial business combination with respect to any founder shares, independent director shares and public shares they hold. Unlike many special purpose acquisition companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated

articles of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated articles of incorporation will require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of our initial business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our initial business combination, our initial stockholders, sponsor, officers and directors have agreed to vote any founder shares and independent director shares they hold and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares and independent director shares, we would need 28,100,001 or approximately 37.5% of the 75,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all outstanding shares are voted and the over-allotment option is not exercised and 50,000 independent director shares are outstanding). Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Pursuant to our amended and restated articles of incorporation, if we do not complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders and independent directors entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their rights to liquidating distributions from the trust account with respect to their founder shares and independent director shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.
Additionally, the units that have not already been separated will automatically separate into their component parts in connection with the completion of our initial business combination and will no longer be listed thereafter.
Founder Shares
The founder shares are designated as Class B common stock and, except as described below, are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our initial stockholders, sponsor, officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree (A) to waive their redemption rights with respect to any founder shares, independent director shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares, independent director shares and public shares they hold in connection with a stockholder vote to approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares and independent director shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, and (iii) the founder shares are automatically convertible into Class A common Stock at the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described herein and provided for in our amended and restated articles of incorporation. If we submit our initial business combination to our stockholders for a vote, our initial stockholders, sponsor, officers and directors have agreed to vote their founder shares, independent director shares and any public shares purchased during or after this offering in favor of our initial business combination. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of shares of our Class A common stock will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of two-thirds of the voting power of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated articles may only be amended by a majority of holders of at least 90%

of the outstanding founder shares entitled to vote thereon. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of shares of our Class A common stock will vote together as a single class, with each share entitling the holder to one vote.
The founder shares will automatically convert into shares of Class A common stock at the time of the consummation of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (excluding independent director shares and after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis.
The founder shares are not transferable, assignable or salable until the earlier of  (A) 180 days after the completion of our initial business combination, and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property. Notwithstanding the foregoing, the founder shares may be transferred, assigned or sold: (a) to our officers or directors, any affiliate or immediate family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family or such individual, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) by virtue of the laws of the state of Colorado or our sponsor’s certificate of formation or operating agreement, as applicable, upon dissolution of our sponsor; (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, capital stock exchange or other similar transaction which results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement. A permitted transfer of Class B common stock will not trigger mandatory conversion of such shares into shares of Class A common stock. Up to 2,812,500 founder shares will be forfeited by our initial stockholders depending on the exercise of the over-allotment option.
Independent Director Shares
On October 23, 2020, we granted 10,000 shares of Class A common stock (“independent director shares”) to our independent director, Gerald Gorman. We expect to make similar grants to our additional independent directors as they are appointed. The independent director shares will vest on the date of the consummation of our initial business combination, subject to continued service on our board of directors until that date. Our independent directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they will be subject to the same transfer restrictions and waivers as our initial stockholders, sponsor, officers and directors discussed in the first and third paragraph in the section entitled “— Founder Shares” above.
Preferred Stock
Our amended and restated articles of incorporation authorizes 20,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.
Redeemable Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, except if the warrants may be exercised on a “cashless basis” and such cashless exercise is exempt from registration under the Securities Act. No warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants and cashless exercise is unavailable, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Notwithstanding the above, if our Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of  (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per whole warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00.   Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of  $0.01 per warrant

•
upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00.   Once the warrants become exercisable, we may call the warrants for redemption:

•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption and receive that number of shares to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrant are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below.
If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Redemption Fair Market Value of Class A Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to (i) our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and (ii) the amount of cash provided by the exercise of the warrants and available to use, and also provides a ceiling to the theoretical value of the warrants as it locks in the amount of shares we would pay to warrant holders that exercise if we choose to redeem the warrants in this manner. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the Class A common stock are trading at a price starting at $10.00, which is below the exercise price of  $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A common stock were trading at a price higher than the exercise price of  $11.50.
No fractional Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A common stock, the surviving company will use its commercially reasonable efforts to register under the Security Act the security issuable upon the exercise of the warrants within twenty business days of the closing of an initial business combination.
Other Provisions.   A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments.   If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of  (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by and (ii) one (1) minus the quotient of  (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of $0.50 per annum subject to adjustment, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination including in connection with a vote to extend the time we have to complete our initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In addition, if  (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 10 trading day period starting on the trading day prior to the day on which we consummate our initial business combination is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (see “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00” and “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”), and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price (see “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”).

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us (except as described above under “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the sponsor or its permitted transferees. The sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Except as described above under “— Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor exercise fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the sponsor exercise fair market value. The “sponsor exercise fair market value” shall mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.
Amended and Restated Articles of Incorporation
Our amended and restated articles of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (other than independent director shares and assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated articles of incorporation and will have the discretion to vote in any manner they choose.
Specifically, our amended and restated articles of incorporation will provide, among other things, that:
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If we do not complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Nevada law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

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Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our shares of Class A common stock (except that an aggregate of up to 50,000 independent director shares may at any time be issued and outstanding) (a) on our initial business combination or (b) to approve an amendment to our amended and restated articles of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

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We are not prohibited from entering into a business combination with a target that is affiliated with our sponsor, our directors or our executive officers. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

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If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

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We must complete one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

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If our stockholders approve an amendment to our amended and restated articles of incorporation to modify the substance or timing of the ability of public stockholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our taxes), divided by the number of then outstanding public shares, subject to the limitations described herein; and

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We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated articles of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriter’s commission.
Certain Anti-Takeover Provisions of Nevada law and our Amended and Restated Articles of Incorporation and Bylaws
Business Combinations
We will be subject to the provisions of Sections 78.411 to 78.444, inclusive, of the NRS regulating corporate takeovers upon completion of this offering. This statute generally prohibits a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors, if within two years after the date in which the person became an interested stockholder, and is approved by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:
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the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

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the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.
In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.
We have opted out of the protections of Sections 78.411 to 78.444, inclusive, of the NRS in our amended and restated articles of incorporation until our founder ceases to beneficially own at least 15% of our outstanding shares of common stock.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Control Share Acquisitions
The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. We will not be subject to these “control share” provisions unless we do business in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth (10th) day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We have opted out of these provisions in our amended and restated articles of incorporation until our founder ceases to beneficially own at least 15% of our outstanding shares of common stock.
Exclusive forum for certain lawsuits
Our amended and restated articles of incorporation will require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our amended and restated articles of incorporation or bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then any other state district court located in the State of Nevada shall be the exclusive forum for such action. In the event that no state district court in the State of Nevada has jurisdiction over any such action, then a federal court located within the State of Nevada shall be the exclusive forum for such action. Notwithstanding the foregoing, our amended and restated articles of incorporation will provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act.
Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by written consent
Nevada law permits stockholder action by written consent unless the corporation’s articles of incorporation or bylaws provide otherwise. Pursuant to Section 78.320 of the NRS, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, if a written consent to such action is signed by the holders of outstanding stock having at least a majority of the voting power of all classes entitled to vote, or such different proportion that would be required for such an action at a meeting of the stockholders. Our amended and restated articles of incorporation will provide that stockholder action by written consent will not be permitted and that all stockholder actions must be taken at a meeting of our stockholders other than with respect to any action required or permitted to be taken exclusively by holders of our Class B common stock (including the appointment or removal of directors prior to our initial business combination), in which case such action may be taken by written consent.
Common Stock Consent Right
For so long as shares of Class A common stock and Class B common stock are outstanding, we may not amend, alter or repeal any provision in our amended and restated articles of incorporation so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions of either such class of common stock as compared to those of the other class of common stock without the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock whose relative rights, preferences, qualifications, limitations or restrictions are so affected.
Securities Eligible for Future Sale
Immediately after this offering we will have 93,760,000 (or 107,822,500 if the underwriter’s over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the shares of Class A common stock sold in this offering (75,000,000 Class A common stock if the underwriter’s over-allotment option is not exercised and 86,250,000 shares if the underwriter’s over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (18,750,000 founder shares if the underwriter’s over-allotment option is not exercised and 21,562,500 founder shares if the underwriter’s over-allotment option is exercised in full), all of the outstanding private placement warrants (11,333,333 warrants if the underwriter’s over-allotment option is not exercised and 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full) and all 10,000 of the outstanding independent director shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding, which will equal 937,600 shares immediately after this offering (or 1,078,225 if the underwriter exercise in full their over-allotment option); or

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the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders and independent directors will be able to sell their founder shares, independent director shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering and the shares of Class A common stock underlying such private placement warrants, (iii) private placement warrants that may be issued upon conversion of working capital loans and the shares of Class A comon stock underlying such private placement warrants and (iv) independent director shares granted or to be granted to our independent directors at the time of their appointment have registration rights to require us to register a sale of any of our securities held by them pursuant to the registration and stockholder rights agreement that is filed as an exhibit to this registration statement. Pursuant to the registration and stockholder rights agreement and assuming the underwriter exercises its over-allotment option in full, $1,500,000 of working capital loans are converted into private placement warrants and an aggregate of 50,000 independent director shares are issued and outstanding, we will be obligated to register up to 35,425,833 shares of Class A common stock and 13,833,333 warrants. The number of shares of Class A common stock includes (i) 21,562,500 shares of Class A common stock to be issued upon conversion of the founder shares, (ii) 12,833,333 shares of Class A common stock underlying the private placement warrants, (iii) 1,000,000 shares of Class A common stock underlying the private placement warrants issued upon conversion of working capital loans and (iv) 50,000 independent director shares. The number of warrants includes 12,833,333 private placement warrants issued in the private placement and up to 1,000,000 private placement warrants issuable upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. The registration and stockholder rights agreement does not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s common stock.
Listing of Securities
We have been approved to list our units on Nasdaq under the symbol “CONXU” commencing on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “CONX” and “CONXW,” respectively.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of Class A common stock and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and one fourth of one redeemable warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the U.S.;

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persons that actually or constructively own five percent or more of our voting shares;

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insurance companies;

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taxpayers subject to a mark-to-market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

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tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if  (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our initial business combination. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one fourth of one warrant to acquire one share of our Class A common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one fourth of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one fourth of one warrant should be the stockholder’s initial tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one fourth of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one fourth of one warrant based on its relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Class A common stock and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the shares of Class A common stock and warrants and a holder’s purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if  (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.   Upon a sale or other taxable disposition of our Class A common stock or warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Redemption of Class A Common Stock.   In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock. The redemption of the Class A common stock will not be essentially equivalent to a dividend if the redemption or purchase by us results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant.   Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock received in respect of the warrants deemed surrendered and the U.S. holder’s adjusted tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. holder's holding period. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the fair market value of the Class A common stock received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

If we give notice of an intention to redeem warrants for $0.10 as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants”, and a U.S. holder exercises its warrant on a cashless basis and receives the amount of Class A common stock as determined by reference to the table set forth thereunder, we intend to treat such exercise as a redemption of warrants for Class A common stock for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a U.S. holder should not recognize any gain or loss on the redemption of warrants for shares of Class A common stock. A U.S. holder’s aggregate tax basis in the shares of Class A common stock received in the redemption generally should equal the U.S. holder’s aggregate tax basis in the warrants redeemed and the holding period for the shares of Class A common stock received should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated as a taxable exchange in which gain or loss would be recognized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of Class A common stock.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “U.S. Holders — Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, Class A common stock or warrants who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

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a foreign corporation or

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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions.   In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Exercise, Lapse or Redemption of a Warrant.   The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, the lapse of a warrant held by a Non-U.S. holder, or the redemption of warrants held by a Non-U.S. holder for Class A common stock, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 24 months from the closing of this offering, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

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we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a “United States real property holding corporation” in the future until we complete an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. If we are or have been a “United States real property holding corporation” you are urged to consult your own tax advisors regarding the application of these rules.
Redemption of Class A Common Stock.   The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “U.S. Holders — Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Redeemable Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our units, shares of Class A common stock and warrants. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

UNDERWRITING
Deutsche Bank Securities Inc. is acting as sole book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of units set forth opposite the underwriter’s name.
Underwriter	Number of Units
Deutsche Bank Securities Inc.	75,000,000
Total	75,000,000
The underwriting agreement provides that the obligation of the underwriter to purchase the units included in this offering is subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the over-allotment option described below) if it purchases any of the units.
Units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The underwriter has advised us that the underwriter does not intend to make sales to discretionary accounts. The offering of the units by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
If the underwriter sells more units than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 11,250,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
We, and our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of Class A common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover the underwriter’s over-allotment option (if exercised), (3) register with the SEC pursuant to the registration and stockholder rights agreement that is filed as an exhibit to this registration statement, the resale of the founder shares, independent director shares and the private placement warrants or the warrants and shares of Class A common stock issuable upon exercise of the warrants and (4) issue securities in connection with a business combination. Deutsche Bank Securities Inc., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
Our initial stockholders and independent directors have agreed not to transfer, assign or sell any of their founder shares and independent director shares until the earlier to occur of: (A) 180 days after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction after our initial business combination that results in all of our stockholders (other than independent directors) having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants.” Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders and independent directors with respect to any founder shares and independent director shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.
The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until

30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants”).
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and Deutsche Bank Securities Inc.
The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.
We have been approved to list our units on Nasdaq under the symbol “CONXU” commencing on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “CONX” and “CONXW,” respectively.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.
	Paid by CONX Corp.
	No Exercise	Full Exercise
Per Unit (1)	$0.55	$0.55
Total (1)	$41,250,000	$47,437,500

(1)
$0.20 per unit, or $15,000,000 in the aggregate (or $17,250,000 if the underwriter’s over-allotment option is exercised in full), is payable upon the closing of this offering. Includes $0.35 per unit, or $26,250,000 in the aggregate (or $30,187,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) payable to the underwriter as deferred underwriting commissions to be placed in a trust account located in the United States and released to the underwriter only upon the completion of an initial business combination..

If we do not complete our initial business combination within the time period required by our amended and restated articles of incorporation, the underwriter has agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, together with any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, to the public stockholders.
In connection with the offering, the underwriter may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.
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Short sales involve secondary market sales by the underwriter of a greater number of units than it is required to purchase in the offering.

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“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriter’s over-allotment option.

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“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriter’s over-allotment option.

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Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

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To close a naked short position, the underwriter must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

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To close a covered short position, the underwriter must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•
Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.
We estimate that the total expenses of this offering payable by us will be $1,000,000, excluding underwriting discounts and commissions.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities. We have also agreed to pay the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000.
We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may introduce us to potential targets or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriter of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Canadian Residents
Resale Restrictions
The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•
where required by law, the purchaser is purchasing as principal and not as agent, and

•
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33- 105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area and the United Kingdom
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of the securities in any Member State of the EEA and the UK (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make any offer in that Relevant State of the securities which are the subject of the offering contemplated by this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriter has authorized, nor do we or it authorize, the making of any offer of securities in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person.
The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the securities.
The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the units to the public in France.

•
Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in,

and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the units are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on the Recommendations on Investment Products).

LEGAL MATTERS
The validity of the securities offered hereby with respect to units and warrants will be passed upon by Sullivan & Cromwell LLP. Greenberg Traurig, LLP will pass upon the validity of the securities offered in this prospectus with respect to the Class A common shares and matters of Nevada law. Ropes & Gray LLP advised the underwriter in connection with the offering of the securities.
EXPERTS
The financial statements of CONX Corp. as of August 31, 2020 and for the period from August 26, 2020 (inception) through August 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the board of directors of
CONX Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of CONX Corp. (the “Company”) as of August 31, 2020, the related statements of operations, changes in stockholders' equity and cash flows, for the period from August 26, 2020 (inception) through August 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2020 and the results of its operations and its cash flows for the period from August 26, 2020 (inception) through August 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
October 23, 2020

CONX Corp.
BALANCE SHEET
August 31, 2020(1)
Assets:
Current Asset:
Cash	$25,000
Deferred offering costs associated with the proposed public offering	180,000
Total assets	$205,000
Liabilities and Stockholders' Equity:
Current liabilities:
Accrued expenses	188,525
Total Liabilities	188,525
Commitments
Stockholders' Equity:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 21,562,500 shares issued and outstanding (2)	2,156
Additional paid-in capital	22,844
Accumulated deficit	(8,525)
Total Stockholders' Equity	16,475
Total Liabilities and Stockholders' Equity	$205,000

(1)
The financial statements have been retroactively restated to reflect that the sponsor forfeited 7,187,500 of its Founder Shares on October 23, 2020 (see Note 7).

(2)
This number includes up to 2,812,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

See accompanying notes to financial statements.

CONX Corp.
STATEMENT OF OPERATIONS
For the period from August 26, 2020 (inception) through August 31, 2020(1)
General and administrative expenses	$8,525
Net loss	$(8,525)
Weighted average common shares outstanding, basic and diluted (2)	18,750,000
Basic and diluted net loss per common share	$(0.00)

(1)
The financial statements have been retroactively restated to reflect that the sponsor forfeited 7,187,500 of its Founder Shares on October 23, 2020 (see Note 7).

(2)
This number excludes an aggregate of up to 2,812,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

See accompanying notes to financial statements.

CONX Corp.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the period from August 26, 2020 (inception) through August 31, 2020(1)
	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – August 26, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Charles W. Ergen (2)	—	—	21,562,500	2,156	22,844	—	25,000
Net loss	—	—	—	—	—	(8,525)	(8,525)
Balance – August 31, 2020	—	$—	21,252,500	$2,156	$22,844	$(8,525)	$16,475

(1)
The financial statements have been retroactively restated to reflect that the sponsor forfeited 7,187,500 of its Founder Shares on October 23, 2020 (see Note 7).

(2)
This number includes up to 2,812,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

See accompanying notes to financial statements.

CONX Corp.
STATEMENT OF CASH FLOWS
For the period from August 26, 2020 (inception) through August 31, 2020(1)
Cash Flows from Operating Activities:
Net loss	$(8,525)
Changes in operating assets and liabilities:
Accrued Expenses	8,525
Net cash used in operating activities	—
Financing Activities
Proceeds from sale of common stock to founder	25,000
Net cash provided by financing activities	25,000
Net change in cash	25,000
Cash – beginning of the period	—
Cash – end of the period	$25,000
Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	180,000

(1)
The financial statements have been retroactively restated to reflect that the sponsor forfeited 7,187,500 of its Founder Shares on October 23, 2020 (see Note 7).

See accompanying notes to financial statements.

CONX Corp.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization, Business Operations and Basis of Presentation
CONX Corp. (the “Company”) was incorporated in Nevada on August 26, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets (the “Business Combination”). While the Company may pursue an acquisition opportunity in any industry or geographic region, the Company intends to focus its search on identifying a prospective target that can benefit from its operational expertise in the technology, media and telecommunications (“TMT”) industries, including the wireless communications industry.
As of August 31, 2020, the Company had not commenced any operations. All activity for the period from August 26, 2020 (inception) through August 31, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
Sponsor
The Company’s sponsor will be a limited liability company that will be formed prior to the effective date of the Proposed Public Offering (the “sponsor”). Mr. Ergen and Mr. Kiser will be the sole members of the sponsor.The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 75,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 86,250,000 units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 11,333,333 private placement warrants (or up to 12,833,333 warrants if the underwriter’s over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of  $1.50 per Private Placement Warrant in a private placement to the sponsor that will close simultaneously with the Proposed Public Offering.
Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants to the sponsor, will be held in a trust account (“Trust Account”) located in the United States at (Bank of America) with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 1 — Description of Organization, Business Operations and Basis of Presentation
 (Continued)
only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders have agreed to vote their Founder Shares (as defined below in Note 4), the independent directors have agreed to vote the shares granted to them as compensation (the "Independent Director Shares") and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the initial stockholders and independent directors have agreed to waive their redemption rights with respect to their Founder Shares, Independent Director Shares and Public Shares in connection with the completion of a Business Combination.
The Articles of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The sponsor, Messrs. Charles W. Ergen and Jason Kiser (the “initial stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 1 — Description of Organization, Business Operations and Basis of Presentation
 (Continued)
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less amounts released to pay taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to its obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.
The initial stockholders and independent directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Independent Director Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders or independent directors acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective targets or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 1 — Description of Organization, Business Operations and Basis of Presentation
 (Continued)
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2 — Summary of Significant Accounting Policies
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of  $250,000. At August 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 2 — Summary of Significant Accounting Policies (Continued)
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders' equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. At August 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of August 31, 2020.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of August 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of August 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 75,000,000 units at a price of  $10.00 per Unit. Each Unit consists of one share of Class A common stock (such shares of common stock included in the Units being offered, the “Public Shares”), and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of  $11.50 per share, subject to adjustment (see Note 6).
The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 11,250,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
Note 4 — Related Party Transactions
Founder Shares
On August 28, 2020, our founder purchased an aggregate of 28,750,000 Founder Shares for $25,000, or approximately $0.001 per share and transferred 2,875,000 Founder Shares to Jason Kiser, the Company's Chief Executive Officer, for approximately the same per-share price initially paid by the founder. The founder and Mr. Kiser expect to contribute their founder shares to the sponsor, in return for proportionate equity interests, resulting in the sponsor holding 28,750,000 founder shares. The initial stockholders have agreed to forfeit up to 3,750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s stockholders prior to the Proposed Public Offering at 20% of the Company’s issued and outstanding common stock upon the consummation of the Proposed Public Offering.
The initial stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) 180 days after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Private Placement Warrants
The sponsor will agree to purchase an aggregate of 11,333,333 Private Placement Warrants (or up to 12,833,333 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full), at a price of  $1.50 per Private Placement Warrant ($17,000,000 in the aggregate, or $19,250,000 if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 4 — Related Party Transactions (Continued)
be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees.
The sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On August 28, 2020, our founder agreed to loan the Company an aggregate of up to $1,000,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the completion of the Proposed Public Offering. The loan will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. As of August 31, 2020, the Company had not borrowed under the Note.
In addition, in order to finance transaction costs in connection with a Business Combination, the sponsor or an affiliate of the sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of  $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.
Note 5 — Commitments & Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants, Independent Director Shares and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed on or prior to the effective date of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration and stockholder rights agreement will not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s common stock.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 5 — Commitments & Contingencies (Continued)
specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.
Underwriting Agreement
The underwriters will be entitled to an underwriting discount of  $0.20 per unit, or $15,000,000 in the aggregate (or $17,250,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. $0.35 per unit, or $26,250,000 in the aggregate (or approximately $30,187,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 6 — Stockholders' Equity
Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of  $0.0001 per share. As of August 31, 2020, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of  $0.0001 per share. On August 28, 2020, the Company issued 28,750,000 shares of Class B common stock. The 28,750,000 shares of Class B common stock outstanding on August 28, 2020 included an aggregate of up to 3,750,000 shares of Class B common stock that were subject to forfeiture, to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
After the Company adopts the Articles, holders of record of Class A common stock and holders of record of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of stock entitling the holder to one vote, except as required by law. Prior to the Business Combination, only holders of the Founder Shares will have the right to vote on the appointment of directors. Holders of the Public Shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of a Business Combination, holders of two-thirds of the voting power of the Founder Shares may remove a member of the board of directors for any reason.
After the Company adopts the Articles, each share of Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of the shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (excluding independent director shares and after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 6 — Stockholders' Equity (Continued)
any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of shares of Class B common stock will never occur on a less than one-for-one basis.
Preferred Stock — The Company is authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of August 31, 2020, there were no shares of preferred stock issued or outstanding.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
If  (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 6 — Stockholders' Equity (Continued)
$10.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of  $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sales price (the “closing price”) of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, the Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at $0.10 per warrant provided that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption and receive a certain number of shares of Class A common stock, based on the fair market value of the Class A common stock;

•
if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per share for any 20 trading days within the 30-trading day period ending three trading days before the notice of redemption is sent to the warrant holders; and

•
if the closing price of Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders is less than $18.00 per share, the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7 — Subsequent Events
The Company evaluated events that have occurred after the balance sheet date through October 23, 2020, which was the date these financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as described below.

CONX Corp.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 7 — Subsequent Events (Continued)
Forfeiture.   On October 23 , 2020, the sponsor forfeited 7,187,500 Founder Shares, resulting in the sponsor holding 21,562,500 Founder Shares. Up to 2,812,500 of the sponsor's current outstanding Founder Shares are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The financial statements have been retroactively restated to reflect the sponsor's forfeiture of 7,187,500 Founder Shares.
Independent Director Shares.  On October 23, 2020, the Company granted 10,000 shares of Class A common stock ("Independent Director Shares") to its independent director, Gerald Gorman. The Company expects to make similar grants to its additional independent directors as they are appointed. The Independent Director Shares will vest on the date of the consummation of a Business Combination, subject to continued service on the Company’s board of directors until that date. The Company’s independent directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with the Company pursuant to which they will be subject to the same transfer restrictions and waivers as the Company’s initial stockholders, sponsor, officers and directors discussed in Note 6 — Stockholders’ Equity.

CONX Corp.
$750,000,000 75,000,000 Units
Deutsche Bank Securities
PROSPECTUS October 29, 2020
Until November 23, 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.